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                                                                   Exhibit 10.46

                       MASTER TECHNOLOGY LICENSE AGREEMENT

                                     between

                             SEIKO EPSON CORPORATION

                                       and

                     PEERLESS SYSTEMS IMAGING PRODUCTS, INC.




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                       MASTER TECHNOLOGY LICENSE AGREEMENT
                               DATED APRIL 1, 2000

         This Master Technology License Agreement including Attachment # 1 hereto ("this Agreement" or "MTLA") is entered into as of April 1, 2000 (the "Effective Date"), by and between SEIKO EPSON Corporation, a Japanese corporation, having its principal office at 3-5, Owa 3 chome, Suwa-shi, Nagano-ken, 392 Japan ("SEC" as defined Paragraph 1.5 below) and PEERLESS Systems Imaging Products, Inc., a Washington corporation, with offices at 16613 SE 254th Place, Covington, WA 98042 ("PSIP"), a wholly owned subsidiary of PEERLESS Systems Corporation, a Delaware corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245 USA ("PEERLESS").

         The Terms and Conditions of the MTLA consists of the following:

         Attachment 1                       Additional Terms And Conditions
                                            Regarding The Licensing Of PSIP
                                            Intellectual Property ("PSIP API")
                                            Which Contain Adobe Systems Inc.
                                            Source Code
         Annex 1 to Attachment #1           MINIMUM TERMS OF END USER AGREEMENTS
         Exhibit A To Attachment # 1        SECURE PROCEDURES FOR HANDLING ADOBE
                                            SUPPORT INFORMATION
         Exhibit B To Attachment # 1        EXTENDED ROMAN FONT PROGRAM SET
         Exhibit B-1 To Attachment # 1      NON-ROMAN FONT PROGRAMS
         Exhibit C To Attachment #1         Use Of Adobe Trademarks

         The terms and conditions of this Agreement, the Attachment #1 including Exhibits A, B, B-1 and C hereto and those contained in one or more License Software Addenda hereto ("Addenda"), which are incorporated herein by reference, shall constitute the licensing agreement for the Licensed Product(s) (as hereinafter defined) specified in the Addenda hereto.

         This MTLA including the Attachment # 1 including Exhibits and the Addenda hereto, as well as the Confidentiality Agreement between the parties which is presently in effect, constitute the exclusive statement of the agreement between PSIP and SEC concerning the subject matter hereof. All other prior agreements, arrangements or understandings, oral or written, relating to Licensed Products specified in the Attachment A and the Addenda hereto are merged into and are superseded by the terms of this Agreement. Without limiting the foregoing, the pre-printed portions of a purchase order or any other document submitted by SEC in connection with an order for the Licensed Product(s) shall not add to or vary the terms of this Agreement.

THE TERMS AND CONDITIONS ON THE FOLLOWING PAGES ARE PART OF THIS AGREEMENT. BOTH PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED HEREIN.

PEERLESS SYSTEMS IMAGING                          SEIKO EPSON CORPORATION
PRODUCTS, INC.,
By:   /s/ Howard Nellor                           By:   /s/ Toru Oguchi
     ----------------------                           ----------------------
Name:  Howard Nellor                              Name:  Toru Oguchi
Title:   President and CEO,                       Title: Senior General Manager
         Peerless Systems Corp.                   Date:  July 13, 2000
Date:    July 13, 2000

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                              TERMS AND CONDITIONS

1.     Definitions

1.0 Attachment #1. "Attachment # 1" includes the Exhibits attached thereto and sets out collateral minimum terms and conditions that SEC is obligated to accept pursuant to the Licenses granted hereunder.

1.1 Authorized SEC Device. "Authorized SEC Device" means any device meeting the requirements described in each Licensed Software Addendum hereto, provided that such device is both (i) designed and manufactured by SEC or designed by SEC and manufactured by a third party for SEC's account pursuant to such design and (ii) sold, distributed or otherwise marketed to End Users under SEC's name and trademark or the name and trademark of any customer of SEC including OEM Remarketer customer of SEC other than the name or trademark of a Manufacturing Licensee or affiliate or related party of a Manufacturing Licensee.

1.2 Confidential Information. "Confidential Information" means any (i) written material that the disclosing party labels, stamps or otherwise designates as confidential, (ii) oral communication that the disclosing party designates as confidential at the time that it is made and for which the disclosing party provides written notice to the receiving party within thirty (30) days thereafter stating that such information is confidential, (iii) the terms of this Agreement, and (iv) copies of any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, "Confidential Information" shall not include information that the receiving party can document was (i) in the public domain at the time of disclosure, or which enters the public domain other than as a result of the fault or negligence of the receiving party, (ii) already known to the receiving party at the time of first disclosure hereunder without obligation of confidentiality, (iii) rightfully obtained by the receiving party from a third party without obligations of confidentiality, or
(iv) lawfully developed by the receiving party independently and without direct or indirect reference to or use of any Confidential Information disclosed to it hereunder.

1.3 Current Release. "Current Release" means, with respect to any Licensed Product, the version thereof specified in each Licensed Software Addendum hereto.

1.4 Derivative Work. "Derivative Work" means (i) for copyrightable or copyrighted material and new material that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted; and (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected or protectable by copyright, patent and/or trade secret, and that, if prepared without authorization of the owner of the copyright, patent and trade secret in such preexisting work, would constitute an infringement. For purposes hereof, a Derivative Work refers to Licensed Products as defined herein and shall also include any compilation that incorporates such a preexisting work.

1.5 SEC. "SEC" means SEC Corporation, a Japan corporation, and any of its affiliates or subsidiaries.

1.6 SEC Facility (ies). "SEC Facility (ies)" means the facility set forth in a Licensed Software Addendum to this Agreement which is deemed to be the authorized SEC Facility as of the date thereof. A SEC Facility can be either a "SEC Development Facility" or a "SEC Manufacturing Facility".

1.7 End User. "End User" means a person or entity that acquires a Machine Executable Copy in any form or media for its ordinary business or personal purposes, but not for redistribution, resale, license or other transfer.

1.8 General Availability. "General Availability" ("GA") means the time when a product is available for shipment from SEC to all customers. GA shall not include sample shipments in non-production quantities for evaluation purposes only.

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1.9 License. "License" means the rights granted to SEC pursuant to Sections 2 and 3 hereof.

1.10 Licensed Product. "Licensed Product" means the PSIP-owned PSIP Technology as identified herein or in a Licensed Software Addendum to this MTLA between PSIP and SEC, including, without limitation, any of the computer programs utilizing the PSIP Technology, the PSIP documentation thereto and other PSIP provided technology identified in each Licensed Software Addendum hereto.

1.11 Licensed Software Addendum. ("LSA" - Licensed Software Addendum means an appendix(ces) to the MTLA between PSIP and SEC describing the deliverables for a specific deliverable(s) including development tools and documentation which PSIP is making available to SEC solely for use by the SEC in designing and developing printer products that include PSIP-provided technology, and the Adobe Information, which PSIP intends to make available to SEC under license for use in designing and developing Licensed Systems.

1.12 Machine Executable Copy. "Machine Executable Copy" means an object code (machine executable) copy of any Current Release or Update Release licensed to SEC hereunder.

1.13 Manufacturing Licensee. "Manufacturing Licensee" means a third party that manufactures Machine Executable Copies or Authorized SEC Devices under license from SEC.

1.14 PSIPMaterial. "PSIP Material" means any Machine Executable Copies, any material provided by PSIP to SEC, and any part or copy of any of the foregoing in any form or media.

1.15 PSIP Technology. "PSIP Technology" means any and all proprietary code, technology, inventions, works of authorship, know-how, algorithms, methods, processes, procedures, techniques, solutions, and any other type of technical information provided by PSIP and used to design, develop, test, manufacture or distribute the SEC Authorized Products as identified in an applicable LSA, including without limitation, any and all technology embodied in the PSIP Material and Source Materials, excluding any SEC Technology.

1.16 Project Addendum. ("PA") - Project Addendum means an appendix(ces) to the MDA between PSIP and SEC describing the deliverables for a specific controller platform including specific deliverables, schedule and payment of Engineering Services Fees associated with a development project.

1.17 Source Materials. "Source Materials" means any source code and any related documentation or materials for the Licensed Products.

1.18 Third Party Manufacturing Facility. "Third Party Manufacturing Facility" means the facility set forth in a Licensed Software Addendum to this Agreement which is deemed to be the authorized Third Party Manufacturing Facility as of the date thereof.

1.19 Update Release. From time to time PSIP may (but shall not be obligated to) release new versions of Licensed Product(s) containing error corrections. Such new versions, if any, will be identified by changes to the version number of the Current Release. An "Update Release" means a version of any Licensed Product that is commercially released by PSIP for general distribution after the date hereof and that is designated by PSIP in its sole discretion by a version number (x.x.x) that differs from the version number of the Current Release only in the digit(s) to the right of the right-most decimal point (x.x.x). Update Releases shall include only error corrections and shall not include substantial or material enhancements or new features. All decisions regarding the creation and the timing of Update Releases shall be in PSIP' sole discretion.

1.20 SEC Technology. "SEC Technology" means any and all proprietary Code, technology, inventions, works of authorship, know-how, algorithms, methods, processes, procedures, techniques, solutions, and any other type of technical information developed by SEC which preexists the execution of this Agreement.

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DEFINITIONS FOR POSTSCRIPT DEVELOPMENT LICENSE AGREEMENT.

1.21 Adobe Certification Test Suite means the testing materials and procedures developed by Adobe to be used to test Revised Object for conformity with the PostScript Language Specification and Adobe quality standards by (a) PSIP, in connection with a PSIP API or SEC Licensed System and (b) SEC in connection with a Licensed System.

1.22 Adobe Development Tools means any Adobe-supplied development tool and utility software identified as Adobe Software Development Tools in a License Systems Addendum (or by other means when delivery is made to PSIP via the World Wide Web), including an enhancements, modifications and localizations thereof provided by Adobe to PSIP.

1.23 Adobe Header Files means the Adobe source code computer programs and files that provide definitions of the services available in Adobe PostScript libraries, as identified in an Adobe Deliverables Appendix or materials release form (or by other means when delivery is made to PSIP via the World Wide Web).

1.24 Adobe Information means the (a) Adobe Support Information, (b) Font Programs, (c) Adobe Software, Other Adobe Software and Host Software, provided to PSIP in object code form, (d) End User Documentation, and (e) any other information provided to PSIP by Adobe hereunder.

1.25 Adobe Software means (a) the unmodified computer programs, in source and/or object code form, known collectively as Adobe's Level 3 PostScript interpreter software, as identified in an appendix or materials release form, (b) other software programs identified in an appendix or materials release form (or by other means when delivery is made to PSIP via the World Wide Web) as Adobe Software, and (c) any enhancements or modifications to any of the foregoing as provided by Adobe to PSIP.

1.26 Adobe Support Information means any of the following information provided by Adobe to PSIP, and if and when provided by PSIP to SEC as designated in an applicable LSA during the term of this Agreement: (a) Adobe Software, Other Adobe Software or Host Software in object code form, (b) Adobe Header Files (c) the Adobe Certification Test Suite, (e) Adobe Development Tools, (d) documentation intended for use by PSIP or SEC for development purposes, (e) information identified as Adobe Support Information in an appendix, materials release form or exhibit to this Agreement (or by other means when delivery is made to PSIP via the World Wide Web), and (f) enhancements or modifications related to any of the foregoing as provided by Adobe to PSIP.

1.27 Adobe Trademarks means collectively the Adobe Trademarks and Typeface Trademarks. "Adobe Trademarks" means (a) the trademarks "Adobe(R)," "PostScript(R)," and "PostScript(R)3(TM)," (b) the respective stylistic marks and distinctive logotypes for such trademarks, and (c) other marks and logotypes as Adobe may from time to time designate during the course of this Agreement. "Typeface Trademarks" means the trademarks, if any, used by Adobe to identify the Typefaces. "Trademarks," as defined herein, do not include PEERLESS or PSIP trademarks.

1.28 Clone Product means a product having page description capabilities that are substantially compatible with the PostScript language.

1.29 Designated Output Device(s) means an output device (i.e., print engine or other raster imaging device) meeting the requirements described in a Licensed System Addendum and used to display the raster output created by the Revised Object. References to a "Class" of Designated Output Devices shall mean all Designated Output Devices that each have similar specifications with regard to the unique combination of the following characteristics: controller/microprocessor, marking engine speed, RAM memory, ROM capacity, resolution, bits/pixel, etc.

1.30 PSIP OEM Agreement means this MTLA and Licensed Software Addenda regarding the development of Revised Object by PSIP for the benefit of the SEC and whereby PSIP sublicenses to such SEC the right to use

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and distribute, but not modify (except as expressly set forth herein) the
Revised Object as part of a Licensed System.

1.31 PSIP API means intellectual property created by PSIP that includes or "glues to" (a) PSIP-supplied software and/or hardware, (b) only those components of Adobe Software and Adobe Header Files, (c) Font Programs provided by Adobe, and (d) may also include components of Other Adobe Software and/or Host Software. A PSIP API is not a "PSIP API" as defined herein if it does not include or "glue" to Adobe-supplied technology.

1.32 End User Documentation means the documentation for the Host Software that is intended for use by an End User.

1.33 Font Programs means the digitally encoded, machine readable outline programs for the Typefaces identified in EXHIBIT B ("Extended Roman Font Program Set"), EXHIBIT B-1 ("Non-Roman Font Programs"), or in an appendix hereto or materials release form (or by any other means when delivery is made to PSIP via the World Wide Web), for which Adobe has sublicensing rights to allow PSIP to further sublicense such Typefaces to SEC.

1.34 Host Software means any Adobe-supplied software identified as Host Software in an appendix hereto, including any enhancements, modifications and localizations (i.e., a version of the Host Software for which the dialog text strings and help files contained therein have been translated into a language other than English) thereof, provided by Adobe to PSIP, that typically runs on a host computer system independently of the Adobe Software, but is used as part of or in conjunction with a Licensed System.

1.35 Licensed System means a SEC product that includes Revised Object and Font Programs licensed from PSIP, and one or more Designated Output Device(s), and may include (unless such components are identified as mandatory, in which case it shall include) Other Adobe Software, Host Software and other hardware and software identified in an applicable Licensed System Addendum.

1.36 Licensed System Addendum ("LSA") means an Addendum to be added to the MTLA between PSIP and SEC covering each Licensed System and containing a description of the Licensed System and setting forth any licensing terms specific to each such Licensed System and including at a minimum the terms required by PSIP.

1.37 OEM Remarketer Customer means a third party with whom SEC has entered into a written agreement authorizing such third party to distribute a Licensed System under such third party's own trademark and/or incorporate as part of such third party's own product and under its own End User Agreement that includes terms substantially equivalent to those set forth in ANNEX 1 ("Minimum Terms of End User Agreements") to ATTACHMENT #1.

1.38 Other Adobe Software means any Adobe-supplied software identified as Other Adobe Software, including any enhancements or modifications supplied by Adobe to PSIP, that is typically included and distributed as part of the Revised Object for use with the Adobe Software.

1.39 PostScript Language Specification means the PostScript Language Reference Manual, Second Edition, as printed in English by Addison-Wesley, current as of April 1991, or subsequent edition identified in the applicable Addendum, and the
Supplement: PostScript Language Reference Manual, For Version 3010 (or later supplement to the PostScript Language Reference Manual).

1.40 PostScript Printer Description ("PPD") File means a human readable, machine parseable file containing device-specific information as to how to invoke the features of a particular Licensed System, as described in the PostScript Printer Description File Specification available from Adobe and subject to change in Adobe's sole discretion.

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1.41 Reference Port means a version of the Adobe Software and Other Adobe
Software, if any, consisting of portions in object code form as compiled by Adobe, and unmodified portions in source form to be compiled by PSIP using the development environment specified in an Adobe Deliverables Appendix, which when linked together will execute on the specified development platform.

1.42 Revised Object means the compiled, object code version of the Adobe Software and Other Adobe Software (if any), as revised by PSIP for use in a PSIP API or in SEC's Licensed System pursuant to the licenses granted hereunder.

1.43 Typeface means a human readable set of glyphs as may be specified by Adobe. Each weight or version of a single typeface design (such as Roman or Italic or in an expanded or condensed form) marketed by Adobe as a separate typeface will be considered a separate Typeface.

2.       License

2.1 Source Materials. Except to the extent provided in any Licensed Software Addendum incorporated into and made a part hereof, SEC shall not be provided with, and shall have no rights hereunder, to have access, to use or to copy, any Source Materials. All source code licenses granted by PSIP, if any, are non-exclusive and subject to the provisions of this MTLA and Attachment # 1. Upon purchase of a source code license, additional copies of the source code may be reproduced by SEC, at no additional charge, only for back-up or archival purposes.

2.2 Object Code.

2.2.1 Subject to the provisions of this Agreement as well as the payment of all applicable license fees for the term of such license, PSIP hereby grants SEC the worldwide, non-exclusive right to reproduce Machine Executable Copies and distribute such copies only as provided in Paragraph 2.2.2 or as stored: (i) on a silicon chip(s) or a hard disc drive(s) incorporated into an Authorized SEC Device, (ii) on magnetic or optical media licensed to End Users as part of a package including an Authorized SEC Device on or with which such copy operates, or (iii) on magnetic or optical media licensed to End Users in a form not suitable for use on or with any product other than an Authorized SEC Device, or
(iv) to End Users via Internet or telecommunication channels, in a form not suitable for use on or any product other than an Authorized SEC Device, if such distribution is identified in the specific Licensed Software Addendum.

2.2.2 SEC may provide Machine Executable Copies to any Manufacturing Licensee, provided that each Manufacturing Licensee executes a written agreement (a "Manufacturing License") providing that the Manufacturing Facility may reproduce Machine Executable Copies at an authorized Third Party Manufacturing Facility only for delivery to SEC or for license to customers or distributors of SEC on SEC's behalf, subject to all of the restrictions set forth in Paragraphs 2.2.1(i), (ii), (iii), or (iv) above.

2.2.3 Any license to an End User of a Machine Executable Copy on magnetic or optical media shall be made under either a written license agreement executed by such End User or a document without signature spaces that conspicuously is designated as a "License Agreement" and that states that the End User will be bound thereby if he opens the package, uses the software or downloads or copies the Internet file (collectively, an "End User License"). SEC shall submit to PSIP for approval SEC's standard form of End User License before any Machine Executable Copies are licensed thereunder, which approval shall not be unreasonably withheld. SEC shall not do or permit any decompilation, disassembly, or other reverse engineering of the Licensed Product, and in addition, each End User License and each Manufacturing License shall stipulate that the End-User shall not do or permit any copying or decompilation, disassembly or other reverse engineering of any Machine Executable Copy subject to any rights granted to a Manufacturing Licensee's rights to reproduce Machine Executable Copies pursuant to Paragraph 2.2.2.

2.2.4 In the event that SEC distributes, or causes to be distributed Authorized SEC Devices in localities in which there is common usage of either Chinese languages or Korean (Hangol), SEC may at is sole discretion

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include such language capabilities in such SEC Authorized Devices or distribute
Roman character-only SEC Authorized Devices.

2.3 Limitations.

2.3.1 SEC shall not copy, distribute or modify, or authorize or allow any third party to copy, distribute or modify, any PSIP Material in any manner other than as expressly provided in this Agreement. If PSIP provides Source Material to SEC pursuant to a Licensed Software Addendum (LSA), SEC shall store and use the Source Materials solely at the SEC Facility(ies) specified in each Licensed Software Addendum hereto. All Object Code licenses granted herein by, if any, are non-exclusive unless specifically denominated otherwise.

2.3.2 Object code licenses granted herein or in a Licensed Software Addendum are subject to the provisions of Attachment #1 as applicable.

2.3.3 Requirement for Completion of Adobe Quality Assurance Procedures by PSIP. It is agreed that the following procedures will be included as part of each LSA. It is also agreed that as part of each LSA the parties shall mutually agree on PSIPs payment from SEC for such services.

          a) Licensed System Test Procedures. SEC will test any Revised Object Code (including any previously-certified Revised Object subsequently modified by SEC) or proposed Designated Output Device for conformity with the Adobe Certification Test Suite in accordance with the following procedures, unless otherwise specified in the applicable LSA. SEC shall not begin First Commercial Shipment of any Revised Object Code or proposed Designated Output Device prior to completion of certification coordination by PSIP pursuant to the following procedures. If SEC modifies any previously-certified Revised Object Code, SEC shall retest the modified version in accordance with the following procedures. At such time the parties shall mutually determine whether a new LSA is required for such modified Revised Object Code.

          b) Test Plan. SEC shall notify the PSIP technical coordinator specified in each applicable LSA at least ninety (90) days prior to the earlier of i) SEC's first internal use the Revised Object Code other than for development or testing, and ii) distribution of such Revised Object Code to a third party, except between SEC and its Subsidiary or between Subsidiaries for resale (hereinafter the "First Commercial Shipment"). At such time, SEC shall provide initial versions of any applicable PPD Files, and any other checklists or specification information requested by PSIP. Based on such information PSIP shall create a test plan specifying the testing to be performed by SEC to meet PSIP' certification criteria. If the Licensed System which contains the revised Object Code is one of a family of products with substantially similar functionality and features, PSIP may choose to identify a subset of these Licensed Systems on which to perform testing for conformance with the acceptance criteria.

          c) SEC Testing. Prior to submission of Revised Object Code or proposed Designated Output Device to PSIP for certification in accordance with the terms hereof. SEC shall test the Revised Object Code or proposed Designated Output Device for conformity with the Adobe Certification Test Suite in accordance with the test plan provided by PSIP. After successful completion of such testing, SEC shall provide PSIP with a comprehensive report of the test results, and, if requested by PSIP, a pre-production release of the Revised Object Code or proposed Designated Output Device that generated the test results. SEC shall supply PSIP with a declaration signed by an authorized representative of SEC certifying to the effect that it has run the Adobe Certification Test suite in accordance with the test plan supplied by PSIP and that the results provided to PSIP for its review are accurate and complete.

          d) Adobe Certification. PSIP shall have fifteen (15) business days or such other period as specified in the applicable LSA, following SEC's delivery of the test results to PSIP, to determine from its review of SEC's test results whether the Revised Object Code or proposed Designated

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              Output Device (i) conforms to the applicable Adobe Certification
              Test Suite and any other tests or procedures specified in the test plan, and (ii) produces output meeting Adobe's quality standards, as reasonably determined by PSIP from time to time. After conducting such review, PSIP shall notify SEC in writing either that it certifies the Revised Object Code or proposed Designated Output Device or elects to submit the Revised Object Code or Designated Output Device to further testing and certification by Adobe before it can be approved for First Commercial Shipment. In he event PSIP has run a full Quality Assurance testing cycle, SEC shall supply PSIP with all of the necessary equipment to be loaned by SEC as specified in the applicable LSA or as reasonably requested by PSIP (hereinafter the "Loaned Equipment"), maintenance services and consumables required by PSIP to conduct certification testing, including the Revised Object Code and any updated versions thereof in a timely manner as the updated versions become available. Alternatively, the parties agree that PSIP shall conduct such testing at SEC's site subject to SEC paying PSIP's reasonable fees and travel expenses resulting from such on-site testing. Upon determination that the Revised Object Code or proposed Designated Output Device does not conform to the Adobe Certification Test Suite and any other tests or procedures specified in the test plan, or that the test output fails to meet Adobe's quality standards, PSIP shall provide SEC a report identifying the failure. SEC shall use reasonable efforts to promptly correct any nonconformity and resubmit the Revised Object Code or proposed Designated Output Device for retesting. This process shall continue until PSIP certifies the Revised Object Code or proposed Designated Output Device.

3.       Deliverables

3.1 Source Codes. For any Licensed Product for which SEC shall receive Source Materials pursuant to a Licensed Software Addendum hereto, PSIP shall transmit the deliverables specified in that Licensed Software Addendum pursuant to a schedule agreed upon therein.

3.2 Object Code. For any Licensed Product for which PSIP and SEC have executed a Licensed Software Addendum to this Agreement, PSIP shall provide the deliverables specified in that Licensed Software Addendum pursuant to a schedule agreed upon therein. Upon execution of an Licensed Software Addendum to this Agreement, PSIP shall transmit to the SEC Facility (ies) address indicated on a specific Licensed Software Addendum hereto (i) one (1) Machine Executable Copy and related standard documentation for each Current Release, and (ii), subject to the limitations of Paragraph 9.3, one (1) Machine Executable Copy of any Update Release as of the date that PSIP determines in its sole discretion to commence general distribution of such Update Release.

4.       Title to Technology, Ownership and Confidentiality

4.1 Title. As between PSIP and SEC, PSIP shall own all title and proprietary rights, including without limitation copyrights, patents and trade secret rights, in any PSIP Materials and any part or copy thereof in any form or media.

4.2 Ownership. Ownership of the intellectual property that is the subject of this Agreement and Licensed Software Addenda thereto shall be as follows:

         A. All processes, Licensed Products (including documentation and source code), technology, trade secrets, know-how, and other technical information relating to the Licensed Products and any patents, trademarks, or other intellectual property, technology, trade secrets, know-how, and other technical information relating to the Licensed Products and any patents, trademarks, or other intellectual property pertaining to any of the foregoing or other works provided by PSIP are and shall remain the property of PSIP.

         B. PSIP shall own all title and proprietary rights, including without limitation copyrights, patents and trade secret rights, in the source code and/or object code of the Licensed Products that is provided to SEC hereunder. SEC receives no title or proprietary rights to the Licensed Products that are provided to it under this Agreement. Modifications to Licensed Products agreed upon by the Parties in an Licensed Software Addendum to this Agreement, and thereon made by SEC shall be owned by PSIP and PSIP agrees to grant

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     and herein grants to SEC the right and license to copy, modify, make, distribute and sell such Modifications to the same extent it is licensed to use the Licensed Products as set forth in this Agreement or as evidenced in a Licensed Software Addendum. Ownership rights in this Section 4 are subject to the licenses herein and rights not expressly granted to SEC hereunder are reserved to PSIP.

         C. In the case of all Derivative Works contemplated under this Agreement and agreed upon by the Parties in an Licensed Software Addendum to this Agreement, PSIP shall continue to own the underlying source and object code of the Licensed Products and all proprietary rights thereto, and PSIP shall solely shall own the Derivative Works and the modified software as a whole and all proprietary rights to the Derivative Works and the modified software as a whole, including without limitation copyrights, patents and trade secret rights. All copyright rights shall inure to PSIP and SEC shall assign or cause to be assigned to PSIP any and all of its copyrights in the Derivative Works. SEC shall have the right and license to use the Derivative Works as a whole to the same extent it is licensed to use the Licensed Products as set forth in this Agreement or as evidenced in an Licensed Software Addendum. SEC understands that PSIP shall have an irrevocable, worldwide and royalty-free right of ownership to use such Modifications made by SEC and to use, sell, or otherwise dispose of such Derivative Works in which the modification was created by SEC.

         D. PSIP now owns and shall continue to own the underlying code of the Licensed Products, including but not limited to the schematics and database software used to implement the Licensed Products, the then previously existing underlying code of the Licensed Products which is used in Derivative Works and all proprietary rights and title including without limitation copyrights, patents and trade secret rights thereto.

         E. The rights of either party to use or capitalize on the Licensed Products or Derivative Works thereof are restricted by the scope of license granted under Section 2 of this MTLA, the Attachment # 1 hereto or as set out in an Licensed Software Addendum thereto.

         F. SEC receives no title or proprietary rights to the Adobe Materials contained in the Licensed Products that are provided to it under this Agreement, Attachment # 1 or a Licensed Software Addendum hereto.

4.3 Obligations to Observe Confidentiality. Notwithstanding any other provision hereof and in compliance with the provisions of the Confidentiality Agreement between the Parties, the receiving party shall (i) observe complete confidentiality with regard to the Confidential Information and shall protect it using at least the same degree of care it uses to protect its own proprietary and confidential information and materials of like importance, but in no event less care than a reasonably prudent business person would take in a like or similar situation; (ii) not disclose or permit any third person or entity access to the Confidential Information without disclosing party's prior written permission (except that such disclosure or access shall be permitted solely to employees of receiving party to the extent required to allow receiving party to utilize the Confidential Information as permitted hereunder); and (iii) ensure that receiving party's employees who receive access to any Confidential Information are advised of the confidential and proprietary nature thereof and of their obligation to maintain its Secrecy. The parties' obligations and rights under this Paragraph 4.3 shall survive any expiration or termination of the License or of this Agreement for any reason whatsoever including without limitation PSIP' or SEC's material breach hereof.

4.4 Protection of Code. SEC will do all things necessary to prevent unauthorized use of the source and object code to the PSIP API and to preserve and protect PSIP proprietary rights therein. Without limiting the generality of the foregoing, SEC will:

          (a) not sublicense, transfer, disclose or otherwise make available any PSIP API object code other than to end users, distributors and Licensed OEM's or to its employees who need access to the same for the purpose specified herein;

          (b) except as specifically authorized in this Agreement or Addenda thereto, not sublicense, transfer, disclose or otherwise make available the PSIP API source code to any person or entity other than SEC's employees who need access to said code for the purposes specified herein, and

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              who have first executed an agreement which precludes such person from disclosing such source code to any third party other than on behalf of SEC for the purposes specified herein;

         (c) keep all PSIP API secured, under access and use restrictions sufficient to prevent the unauthorized use, and otherwise use all reasonable efforts to prevent any unauthorized use.

5. Training. To the extent indicated in each Licensed Software Addendum hereto, PSIP shall, upon SEC's request, make training relating to the Licensed Products available at a mutually agreed time at a PEERLESS or PSIP facility. Except as may be otherwise agreed by the parties in writing, SEC shall pay for any training in addition to that provided for in each Licensed Software Addendum, at PSIP' then standard rates for time, materials and related charges.

6.       Payment

6.1 Generally. SEC shall pay PSIP in accordance with the rates, terms and conditions set forth in each Licensed Software Addendum hereto. SEC shall hold in confidence and not disclose such rates, terms and conditions. SEC will make all payments within 60 (sixty) calendar days of receipt of PEERLESS' or PSIP's invoice. Unless otherwise stated in an Addendum hereto, all payments are non-refundable, non-transferable and not creditable.

6.2 Late Payment. Without limiting any of PSIP' other rights or remedies hereunder if SEC shall at any time fail to pay within thirty (30) days of the date when due any amount owing hereunder (a "Payment Default"), PSIP shall be entitled to cease performing any and all of its obligations hereunder until such time as SEC cures such Payment Default by paying such past due amount and any late fees or other charges associated therewith. If PSIP is obligated hereunder to perform any services as of any date after any Payment Default (a "Deadline"), such Deadline shall be extended by one (1) day for each day that the Payment Default remains uncured, including and up to the day that PSIP receives all amounts due hereunder.

6.3 Personal Property Lease. The Parties agree, that upon delivery of the PSIP API to SEC, PSIP may, at its sole option, request that SEC enter into a Personal Property Lease Agreement pursuant to the terms of California Commercial Code Sections 10101 - et. seq., and with a Lessor identified by PSIP. SEC agrees to execute all documents required on the terms and conditions established by the Lessor to enter into the Personal Property Lease Agreement. To the extent any duty, obligation or provision of the Personal Property Lease Agreement as between SEC and the Lessor as it relates to PSIP varies from or contravenes this MTLA and Amendments or Addenda thereto, the Parties agree that as between PSIP and SEC, this MTLA shall apply. Except as set out in the MTLA, PSIP undertakes no additional duties and obligations as to or on behalf of SEC. Section 9 of this MTLA is incorporated into this Paragraph 6.3 as if fully restated hereat.

6.4 Taxes. In the event that SEC is required to withhold taxes imposed upon PSIP for any payment under this Agreement by virtue of the statutes, laws, codes, or government regulations of a country in which the Licensed Products are sold, then such payments will be made by SEC and deducted from SEC's payment obligations under this Agreement; provided, however, that SEC will obtain and furnish PSIP with official tax receipts for a credit against PSIP' U.S. tax liability.

  7.     Term and Termination

7.1 Generally. The term of the License shall commence upon the date hereof and shall continue for one (1) years thereafter. Subject to SEC's compliance with the terms of this MTLA, this Agreement shall automatically be renewed for another one (1) year term unless SEC notifies PSIP in writing of its intent to terminate this Agreement at least three (3) months prior to the scheduled expiration of this Agreement. Notwithstanding the foregoing, this Agreement may be terminated prior to the scheduled expiration date under the provisions of
Section 11 (Default). Nothing contained herein shall be deemed to extend the term of any warranty provided hereunder.

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

7.2 Duties Upon Termination. Except as otherwise set forth herein, upon termination of the MTLA or expiration of the term of the License ("Termination"), all of SEC's rights under the License shall be cancelled immediately. Within thirty (30) business days after Termination, SEC shall, except to the extent provided in Paragraph 7.3, (i) return to PSIP or destroy all PSIP Material and Adobe material in the possession of SEC or any SEC Manufacturing Facility or at any SEC directed Third Party Manufacturing Facility, other than Machine Executable Copies previously shipped to SEC's customers in accordance with Paragraph 2.2 for which SEC has or shall timely pay all amounts due hereunder, and (ii) provide to PSIP a statement executed by an officer of SEC certifying that SEC has complied in all respects with the provisions of clause (i) of this sentence including its return or destruction of all of Adobe's proprietary information within thirty (30) days of termination, cancellation or expiration. SEC shall continue to be responsible for safeguarding the proprietary rights of Adobe and Adobe's suppliers in accordance with this Agreement, after such termination, cancellation or expiration. Additionally, SEC shall immediately discontinue use and distribution of, and return or destroy all copies of, Adobe Information and other Adobe deliverables in its possession (including copies placed in any storage device under SEC's control).

7.3 Rights After Termination. After Termination, SEC may retain and distribute, solely in accordance with the provisions of Paragraph 2.2 and this Section 7 hereto, Machine Executable Copies incorporated in or packaged for use with or on Authorized SEC Devices already manufactured and in SEC's finished goods inventory as of Termination, but only if SEC timely performs its obligations under Paragraph 7.

8.       Indemnification

8.1 Indemnification of SEC. Subject to the limitations contained in this Agreement, PSIP shall indemnify and hold harmless SEC from any liabilities to any third parties, as finally awarded by a court of competent jurisdiction, arising out of, and any costs and expenses of defending or settling, any claim that any Licensed Products or any part thereof infringes any copyright, patent or trade secret in the U.S. and the countries and territories listed in Exhibit A to this MTLA. SEC shall notify PSIP in writing of any such claim promptly after SEC first learns thereof, shall tender sole control of the defense and settlement of such claim to, and shall provide PSIP with such reasonable assistance and cooperation as PSIP may reasonably request from time to time in connection with such defense. In the event of any such claim, PSIP may replace at its option and expense either procure for SEC the right to continue using or distributing PSIP Material or replace any allegedly infringing PSIP Material with non-infringing software or other material of equivalent functionality. SEC shall thereupon cease all use or distribution of such PSIP Material and return all copies thereof to PSIP. None of PSIP' obligations under this Section 8 shall apply in connection with any claim of infringement if SEC has modified any PSIP Material or combined any such material with or into any other programs, data, device, component or applications or breached this Agreement and such infringement would not have occurred without such modification, combination or breach. Under no circumstances will PSIP have an obligation to indemnify SEC from any claims relating to any technology provided by third parties for which SEC enters into a separate agreement with such third party for such technology; SEC's sole indemnity rights, if any, relating to such third party technology will be governed under its separate agreement with the third party.

8.2 Indemnification of PSIP. SEC shall indemnify PSIP and hold it harmless from any liabilities to any third parties, as finally awarded by a court of competent jurisdiction, arising out of and any costs and expenses of defending or settling, any claims that any Licensed Product infringes any copyright, patent or trade secret existing or issued as of the date of this Agreement, in the U.S. and the countries and territories listed in Exhibit A to this MTLA, in the event that infringement action or claim is based on the use of the Licensed Products in a manner other than as specified under this Agreement, the use of any Licensed Products in combination with other products, equipment, devices or software if the infringement action or claim would have been avoided in the absence of such combination, or the alteration or modification of the Licensed Products if the infringement action or claim would have been avoided in the absence of such alteration or modification. PSIP shall notify SEC in writing of any such claim promptly after PSIP first learns thereof, shall tender sole control of the defense and settlement of such claim to SEC, and shall provide SEC with such reasonable assistance and cooperation as SEC may reasonably request from time to time in connection with such defense.

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

8.3 Limitation of Liability. Except as for payments pursuant to Paragraph 6.1 above and Paragraph 11.1 below, in no event or circumstances shall each party's total liability under this Agreement including Sections 8.1 and 8.2 herein, to the other party for damages however denominated, attorneys fees and costs from a judgment arising out of any and all actions and proceedings brought by either party against the other party for any cause of action sounding in tort, contract or otherwise, exceed the lessor of 1) the aggregate amounts of source code license fees and recurring license fees actually paid by SEC to PEERLESS, or 2) one million dollars (US $1,000,000.00).

8.4 Exclusion of Damages.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF USE, LOST PROFITS OR LOSS OF DATA OR INFORMATION OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SEC OR PSIP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY HERETO MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS OCCURRED, EXCEPT THAT AN ACTION FOR NONPAYMENT BY SEC, BREACH OF THE PROVISIONS OF SECTION 10 HEREOF BY SEC OR MISAPPROPRIATION OR INFRINGEMENT OF ANY OF PSIP's PROPRIETARY RIGHTS MAY BE BROUGHT AT ANY TIME WITHIN ANY APPLICABLE STATUTE OF LIMITATIONS.

8.5 Separate Counsel. PSIP and SEC each retains the right to employ independent counsel of its choice to participate in any legal proceedings as set out in Paragraphs 8.1 and 8.2 above.

8.6 Intentional Risk Allocation. PSIP and SEC each acknowledges that the provisions of the Agreement were negotiated to reflect an informed voluntary allocation between them of all the risks, both known and unknown associated with the transactions associated with this Agreement and any Addendum hereto. The warranty disclaimers and limitations in this Agreement and any Addendum hereto are intended to limit the circumstances of liability. The remedy limitations and the limitations of liability are separately intended to limit the forms of relief available to the parties.

9.       Warranties

9.1 Scope. The scope and duration of the warranties for each Licensed Product are specified in each Licensed Software Addendum hereto.

9.2 Limitations. In no event shall the existence of any condition be deemed to give rise to any breach of the warranties provided in Paragraph 9.1 hereof if such condition was caused in whole or part by (i) any hardware, equipment or non-Licensed Products except non-Licensed Products modified by PSIP for inclusion in any Current Release or Update Release, including without limitation any defect therein or failure to operate in accordance with manufacturer's, distributor's or publisher's specifications therefor, (ii) any modification or enhancement to any PSIP Material made by any person or entity other than PSIP,
(iii) any negligent or inapplicable use of any PSIP Material, (iv) any use of any PSIP Material for a purpose other than as licensed herein or in a Licensed Software Addendum, or as recommended in the most current PSIP instructions or documentation provided to SEC, or (v) any other negligence by SEC or any third party.

9.3 Adobe Software Warranties. PSIP warrants that for a period of ninety (90) days from delivery to SEC of a copy of the Peerless Certification Letter to Adobe (hereinafter the "Warranty Period"), the Adobe Software will execute substantially in accordance with the PostScript Language Specification. If, during the applicable Warranty Period, SEC reports to PSIP a failure of such Adobe Software to conform to the foregoing Specification and provides such detail as PSIP may require to permit PSIP to reproduce such failure, PSIP, at its expense, shall use reasonable commercial efforts to bring the Adobe Software into conformance. If it is determined that the cause of such non-conformance relates to actions taken by SEC as defined by Section 9.2 (Limitations) herein, the parties agree to negotiate in good faith reimbursement to PSIP for its efforts. PSIP

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

will certify that any Revised Object Code which has been certified via a designated Adobe Certified Test Suite will be compatible, in so far as utilization of Adobe PostScript is concerned, with other products so certified.

9.4 Other Adobe Software and Host Software Warranties. If an applicable appendix, Licensed System Addendum or exhibits hereto specifically warrants a component of the Other Adobe Software or Host Software, such limited warranty shall be that equal to that provided in Section 9.3 (Adobe Software Warranties) herein.

9.4 Disclaimers.

9.4.1 EXCEPT AS SPECIFICALLY PROVIDED IN PARAGRAPH 9.1, 9.2 and 9.3 , PSIP DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT. WITHOUT LIMITING THE FOREGOING, PSIP DOES NOT WARRANT THAT ANY OF THE CURRENT RELEASES OR UPDATE RELEASES THAT IT PROVIDES WILL BE ERROR FREE OR OPERATE WITHOUT INTERRUPTION. PSIP DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY TO ANY END USER OR OTHER THIRD PARTY. SEC SHALL NOT HAVE THE RIGHT TO MAKE OR PASS THROUGH, AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT NEITHER IT NOR ANY OF ITS AGENTS OR EMPLOYEES ATTEMPT TO MAKE OR PASS THROUGH, ANY SUCH REPRESENTATION OR WARRANTY ON BEHALF OF PSIP.

9.4.2 ADOBE AND ITS THIRD PARTY SUPPLIERS MAKE NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, OR STATUTORY, AS TO THE ADOBE INFORMATION OR ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE EXPRESSLY EXCLUDED. SEC SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO ENSURE THAT NEITHER IT NOR ANY OF ITS AGENTS, EMPLOYEES, OR CUSTOMERS SHALL MAKE OR PASS ON, ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION ON BEHALF OF ADOBE OR ITS THIRD PARTY SUPPLIERS TO ANY CUSTOMER, END USER, OR THIRD PARTY. ADOBE SHALL HAVE NO RESPONSIBILITY FOR SUPPORTING SEC OR SEC'S END USERS. PSIP OR SEC, EITHER DIRECTLY OR INDIRECTLY, WILL PROVIDE END USERS WITH REASONABLE END USER DOCUMENTATION, WARRANTY SERVICE, AND TELEPHONE SUPPORT FOR THE USE OF LICENSED SYSTEMS CONSISTENT WITH GOOD INDUSTRY PRACTICE.

9.4.3 PSIP DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE OR THE LICENSED PRODUCTS WILL BE UNINTERRIPTED OR ERROR FREE.

10.      Proprietary Rights Notices

10.1 SEC agrees to reproduce and affix to all copies of any firmware ROM labels, printer driver labels and property dialog boxes such proprietary and copyright notices as set forth herein in regards to ADOBE copyrights, or trademarks. In regards to PEERLESS' copyrights and trademarks, they will receive the same degree of care as that provided to Adobe's by SEC, if the are included in any future LSAs, which are agreed to between the parties.

10.2 SEC shall not remove or obscure any required ADOBE or PEERLESS copyright, trademark or confidentiality notices or marks.

10.3 SEC agrees that as a condition of its rights hereunder, each copy of the Adobe Information shall contain the same proprietary notices of Adobe and its suppliers which appear on or in such Adobe Information provided by PSIP to SEC and as otherwise reasonably required by PSIP. More specifically, SEC agrees that a valid Adobe copyright notice for the Revised Object, Font Programs and Host Software will appear on the

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

media, or, in the case of Revised Object executing on a workstation or other host-based system, displayed on the single user screen of the workstation or other host-based system when the Revised Object is first invoked during an End User session, in the following format or such other format as PSIP specifies by written notice to SEC: (a) the name of the program, (b) the word "Copyright" and the circled-c symbol (C), (c) the date of first publication of the Adobe Software, and (d) the name of the copyright owner and the words "All Rights Reserved."

11.      Default

11.1 Defined. For purposes hereof, a Default shall be deemed to occur upon the occurrence of any of the following events: (a) SEC's failure to pay any amounts due hereunder within thirty (30) days from the date that such amounts are due or overdue; (b) either party's breach of any of its obligations under Section 9;
(c) either party's breach of any other of its obligations hereunder, or (d) SEC's breach of the terms and conditions of Attachment # 1, which breach continues uncured for a period of thirty (30) days after receipt of written notice thereof from the non-breaching party.

11.2 Remedies. Upon any Default, the non-breaching party shall have the right, without limiting any of its other rights or remedies hereunder or at law or in equity, to declare by written notice to the breaching party that all unpaid amounts owing hereunder immediately due and payable, to recover the same, to terminate the term of the License pursuant to Paragraph 7.1, and to suspend performance of any of its obligations hereunder.

12.      Audit Rights

12.1 Reporting. Within thirty (30) days after the end of each calendar quarter, SEC shall deliver to PSIP a written accounting certified by an authorized representative of SEC and setting forth the total quantity of each Licensed Product sold (in whatever form or media) and the total amount invoiced therefore during such quarter. In the event an Authorized SEC Device includes Adobe Software, and more specifically that Adobe Software designated PostScript3, provided by PSIP, such accounting shall separately identify the quantity and invoiced amount of such shipments.

12.2 SEC Books of Account. SEC shall keep in its principal place of business complete and accurate books of account relating to the creation and shipment of any Machine Executable Copies. Said books and records shall be limited to those data that are necessary for calculating the recurring license fees. In order to assist in verification of the accounting information delivered to PSIP, such books of account with reasonable information to determine the number of units owing to PSIP shall be provided upon request by PSIP to SEC. SEC shall keep such records for a period of 5 (five) years.

12.3 Financial Audit. Upon reasonable advance written notice to SEC, PSIP shall have the right, at its own expense, once annually to audit the books and records of SEC through mutually agreed upon accredited independent representatives (who shall be certified public accountants) to determine the sufficiency of SEC's payments hereunder and to verify the statements to be furnished to PSIP pursuant to this Section 12. Said books and records shall be limited to data necessary for the calculation of the recurring license fees. Any such audit shall take place during normal business hours at SEC's location and shall be conducted in a manner that does not unreasonably disrupt the business operations of SEC. PSIP shall bear the expense of any such audit unless such audit reveals that the amount paid by SEC hereunder with respect to any calendar quarter shall be more than five percent (5%) less than the amount that should have been paid by SEC, in which event (i) the costs of such audit shall be borne by SEC and (ii) PSIP may thereafter elect to conduct audits twice annually. Except in connection with any efforts to obtain payment due hereunder or with any litigation between the parties, and except as may reasonably be required to comply with applicable law or disclosure requirements, PSIP shall hold in confidence and not disclose any of SEC's confidential information acquired by PSIP in any, audit conducted pursuant to this Paragraph 12.3. If such inspections should disclose any underreporting, HDE shall promptly pay Adobe such amount, together with interest thereon at the rate of one and one-half percent (1 1/2%) per month or the highest interest rate allowed by law, whichever is lower, from the date on which such amount became due. In addition, if such inspections should disclose any underreporting of payments

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

owed Adobe (as determined by such inspections) in an amount greater than five percent (5%), then HDE shall promptly pay Adobe any and all costs associated with the audit.

13. Assignment. Sale or Transfer. Except as set out in Paragraph 6.3 above, neither PSIP nor SEC may assign, sell or transfer this Agreement or any obligations or rights herein, including without limitation rights or duties of performance, or subcontract any obligations or duties of performance hereunder without the other party's prior written consent, which consent may be subject to certain contractual limitations, but which consent shall not be unreasonable withheld. Any attempt to assign, sell or transfer this Agreement shall be null and void. Such prohibition on assignment, sale and transfer shall also apply to any merger of SEC or PSIP with or into another entity, or any transaction(s) pursuant to which any entity or person (including any of their respective subsidiaries and affiliates) first acquires after the date of this Agreement, directly or indirectly, an aggregate amount of fifty percent (50%) or more voting control or fifty percent (50%) or more of the equity Securities ("Control") of SEC or PSIP (or of any entity directly or indirectly having Control of SEC or PSIP) or by contract or otherwise obtains the right to appoint at least fifty percent (50%) of the Board of Directors of SEC or PSIP (or any entity directly or indirectly having Control of SEC or PSIP), except that neither party may withhold its consent to an assignment, sale or transfer arising from any transaction(s) described in this sentence unless (i) the assignee or entity acquiring Control of SEC or PSIP is a competitor or (ii) it determines that theassignment or change of Control might jeopardize its ability to protect its proprietary rights. For purposes of this Section 13, the term "affiliates" shall be defined as provided in the Securities Act of 1933 and the rules and regulations promulgated thereunder. Notwithstanding the above, PSIP may transfer, sell or otherwise assign this Agreement or any obligations or rights herein to PEERLESS or any wholly owned subsidiary of PEERLESS.

14.      Announcements

14.1 Marketing Guidelines. SEC Agrees to use commercially reasonable efforts to
(a) promote the Licensed System, and (b) undertake marketing programs for the Licensed System. SEC and PSIP will each designate an individual in each major geography to be responsible for wording with the other to coordinate the implementation of each marketing program. The details of such marketing programs (including content and delivery) shall be determined mutually and in good faith, and may include items such as the following:

          14.1.1 Distribution by SEC with Licensed System of PSIP or Adobe provided marketing collateral that describes the use and benefits of Adobe PostScript software.
          14.1.2 Distribution by SEC to SEC's sales channels and deals of PSIP or Adobe-provided educational and point-of-purchase materials.
          14.1.3 Participation by PSIP in SEC's sales training events for subsidiaries and dealers who distribute Licensed Systems.

SEC shall make commercially reasonable efforts to provide PSIP, at least thirty
(30) days prior to First Commercial Shipment of the Revised Object Code for a particular Licensed System, and from time to time thereafter at PSIP's request, with copies of all marketing materials related to such Licensed System as proof of implementation of any agreed to marketing quidelines. PSIP shall have fifteen
(15) days from receipt of such materials to review and approve such materials. In the event that PSIP does not provide SEC with comments to such materials within such fifteen (15) day period, PSIP will be deemed to have approved such materials. Notwithstanding the foregoing guidelines, SEC agrees to implement, at a minimum, the following activities.

14.2 Press Releases. SEC agrees to make commercially reasonable efforts to allow PSIP to review all announcements and press releases pertaining to Licensed Systems prior to their release to the public or the press, and to incorporate all changes that PSIP may reasonably request to ensure correct Adobe Trademark usage and accuracy of content.

14.3 Trade Shows. SEC agrees to make reasonable commercial efforts to prominently display the License System using the Adobe PostScript logo (and other appropriate Adobe Trademarks designated by PSIP) at all trade shows where SEC displays the Licensed Systems, and to clearly identify the Licensed System as Adobe PostScript products at such shows.

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14.3 Adobe PostScript Logo. SEC agrees to use the Adobe PostScript trademarks in accordance with Exhibit C (Use of Adobe Trademarks) of this Agreement.

14.4 Adobe Marketing Limitations. With respect to any Clone Products which SEC develops or markets. SEC agrees that it will not exploit its access to the Adobe Information, its relationship with PSIP, or the existence in its product line of Licensed Systems containing PostScript software to promote or legitimize Clone Products. Furthermore, SEC agrees to use best efforts to distinguish Licensed Systems from Clone Products when displaying or referring to Licensed Systems in advertisements, catalogs, brochures and at trade shows by (a) identifying the Licensed Systems prominently and exclusively with the Adobe PostScript logo in such proximity that the viewer is unlikely to associate the PostScript logo or any Adobe Trademark with the Clone Products, and (b) not associating the Adobe Trademarks with any Clone Product in advertising, press releases, and other promotional and marketing materials.

15. Export Controls. SEC shall comply with any and all United States export regulations, rules or orders now in effect or that may be promulgated from time to time that govern or relate to any export of any PSIP Materials, including without limitation any Authorized SEC Device incorporating any PSIP Material. SEC shall comply with any and all United States export regulations, rules or orders now in effect or that may be promulgated from time to time that govern or relate to any export of any PSIP Technology. SEC shall comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions and regulations of the U.S. Department of Commerce, the U.S. Department of Treasury and any other U.S. or non-U.S. agency or authority. SEC shall not export or re-export or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement in violation of such law, restriction or regulation, including, without limitation, export or re-export to any country subject to U.S. trade embargoes, or any party on the U.S. Export Administration Table of Denial Orders or the U.S. Department of Treasury List of Specially Designated Nationals or to any prohibited destination in any of the County Groups specified in the then current Supplement Number 1 to part 740 of the Commerce Control List specified in the then current Supplement Number 1 to part 738 of the U.S. Export Administration Regulations or any successor supplement or regulations. SEC shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export or re-export of any Authorized SEC Device incorporating any PSIP Material to any, location in compliance with all applicable laws and regulations. If SEC is involved in a transaction that gives SEC reason to suspect that any product, technology or information it obtains or learns pursuant to this Agreement will be exported, re-exported or diverted in violation of any such laws, restrictions or regulations (including, without limitation, knowledge of suspect end users, abnormal transaction circumstances, or any other Bureau of Export Administration "red flag" indicators), then SEC will take appropriate steps to terminate such transaction, notify the correct U.S. agency and give notice to PSIP.

16.     Government Data Rights

16.1 U.S. Government End Users. The Licensed Products are provided to SEC with RESTRICTED RIGHTS with respect to distribution or licensing to the United States of America, its agencies and/or instrumentalities (the "Government"). Use, duplication or disclosure by the Government is subject to restriction as set forth in subsections (a) through (d) of the Commercial Computer Software Restricted Rights clause at FAR 52.22719, and subsection (c)(1)(ii) of the Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide PSIP protection equivalent to or greater than the above-cited clause. Under no circumstances shall PSIP be obligated to comply with any governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements.

16.2 Distribution of Licensed System. When distributing a Licensed System product to a U.S. Government End User, SEC shall identify the Revised Object, Font Programs, Host Software and related documentation as a "commercial item," as that term is defined at 48 C.F.R. 2.101, and more specifically shall be identified as "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, SEC

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

will provide the Revised Object, Font Programs, Host Software and related documentation to U.S. Government End Users (a) only as a commercial end item and
(b) with only those rights as are granted to all other End Users pursuant to the terms and conditions herein.

17.      Dispute Resolution

17.1 Disputes. Any dispute between SEC and PSIP either involving this Agreement or a Licensed Software Addendum shall initially be treated as provided in this
Section 17.

17.2 Attempts to Resolve. Upon either party's written request, each party will appoint a designated representative. The representatives shall discuss and negotiate in good faith to attempt to resolve the dispute without formal proceedings. The format for the discussion is left to the discretion of the representatives. The representatives' decisions are not binding on either party and the failure of the representatives to reach any decisions shall not be held against any party.

17.3 Equitable Relief. It is understood and agreed that one party's remedies at law for a breach by the other party of its obligations under may be inadequate. Notwithstanding any other provisions of this MTLA, breach of the provisions of this Agreement by SEC of the terms and conditions set forth herein will cause PEERLESS and/or PSIP and/or Adobe irreparable damage for which recovery of money damages would be inadequate, and that PEERLESS and/or PSIP and/or Adobe shall therefore be entitled to obtain equitable relief by a court of law (including without limitation injunctive relief and specific performance) without a requirement to post a bond, in addition to all other remedies provided under this Agreement or available to the parties at law or otherwise to protect PEERLESS and/or PSIP and/or Adobe's rights under this Agreement in addition to any and all remedies available at law. In the event SEC continues to distribute the Licensed Products, the Licensed Systems, Revised Object, Font Programs, Host Software, or any portion thereof after its right to do so has terminated or expired, PEERLESS and/or PSIP and/or Adobe shall also be entitled to injunctive relief, including, without limitation, an order directing that any copies of the Licensed Products, Licensed Systems, Revised Object, Font Programs, Host Software, or any portion thereof SEC attempts to import into any country or territory be seized, impounded and destroyed by Customs officials in order to prevent such importation.

18.      Miscellaneous

18.1 Notices. All notices or other communications required hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, by facsimile machine, or by a reputable courier service to the parties at the addresses set forth below, or at such other addresses as shall be designated in writing from time to time by either party to the other in accordance with this Paragraph 18.1.

All notices to SEC shall be sent to:

         SEC Corporation                       Tel: (81)###-##-####
         3-5, Owa 3 chome                      FAX: (81)###-##-####
         Suwa-shi
         Nagano-ken, 392
         Japan
         Attention: Isao Nomura, Manager of OP Design Dept.

All notices to PSIP shall be sent to:

         PEERLESS Systems Imaging Products, Inc.         Tel: (253)859-8090
         16613 SE 254th Place                            FAX: (253) 859-5972
         Covington, WA  98042
         Attention: Gordon L. Hanson

With a copy to:

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

         PEERLESS Systems Corporation                    Tel: (310) 536-0058
         2381 Rosecrans Avenue                           FAX: (310) 536-0908
         El Segundo, CA  90245                           FAX: (310) 297-3142
         Attention: Director of Business Development

Such notice shall be effective on the sixth business day following deposit thereof in the mail (via first class air mail), provided that it shall be effective on the third business day following any such deposit for express delivery, and shall be effective upon receipt if delivered personally or via facsimile.

18.2 Agreement. This Agreement, Attachment # 1 and any Amendments and/or Licensed Systems Addenda thereto constitute the entire understanding and agreement between PSIP and SEC with respect to the transactions contemplated herein. Any and all prior agreements signed between SEC and PSIP's predecessor, HDE, Inc. shall remain in effect except that the terms and conditions of this Agreement shall supersede any terms and conditions from and all prior agreements when the prior agreement terms and conditions are in conflict with this Agreement. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by authorized representatives of both PSIP and SEC. Except as specifically provided herein, no remedy available to either party hereunder or relating hereto shall be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing. This Agreement shall be binding on the parties, their subsidiaries, Board of Directors, officers, employees, subsidiary companies, affiliates, contractors, successors and assigns.

18.3 Force Majeure. Neither party shall be responsible for delays nor failures in performance hereunder to the extent that such party was hindered in its performance by any act of God, civil commotion, labor dispute, or any other occurrence beyond its reasonable control.

18.4 No Joint Venture. Nothing contained herein shall be deemed to create a joint venture or partnership or agency relationship between PSIP and SEC. Neither party shall have the right or authority to, and each party shall not, assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or bind the other party in any manner. Nothing set forth herein shall be deemed to confer upon any person or entity other than the parties hereto a right of action either under this Agreement or in any manner whatsoever.

18.5 Independent Development. Nothing in this Agreement shall preclude SEC from independently developing, acquiring or marketing materials which are not derivative of the Licensed Products, but which contain ideas and concepts similar to those in the Licensed Products.

18.6 Severability. If any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. Without limiting the foregoing, it is expressly understood and agreed that each and every provision of this Agreement which provides for a limitation of liability, disclaimer of warranties, indemnification of a party or exclusion of damages or other remedies is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy hereunder is determined to have failed of its essential purpose, all limitations of liability and exclusions of damages or other remedies set forth herein shall remain in effect.

18.7 Controlling Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and the State of California applicable to contracts wholly executed and wholly to be performed therein. Any action or proceeding brought by SEC or PEERLESS and/or PSIP against the other arising out of or related to this Agreement shall have as the court of competent jurisdiction

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

the United States District Court located in the Central District of California or a state court located in the County of Orange, State of California, and SEC hereby submits to the non-exclusive in personam jurisdiction of such courts for purposes of any such action or proceeding. Where this Agreement and any Licensed Software Addendum hereto is silent as to an issue raised by either party, the controlling law in resolving that issue is United States and/or California law. The parties agree that the International Regimes, including but not limited to the United Nations Convention On Contracts For The International Sale of Goods, and Supernational Regimes, including but not limited to NAFTA, shall not apply to this Agreement or the Addenda thereto.

18.8 Attorneys' Fees. The prevailing party in any action or proceeding between PSIP and SEC arising out of or related to this Agreement shall be entitled to recover from the other party all of its costs and expenses including, without limitation, its reasonable attorneys' fees incurred in connection with such action, including any appeal of such action.

18.9 Survival. The terms, provisions, representations, and warranties contained in this Agreement that by their sense or context were meant to survive termination of this Agreement shall so survive.

///End

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

                                    EXHIBIT A
         INTELLECTUAL INDEMNIFICATION TERRITORIES OUTSIDE OF THE U.S.A.

Albania          Estonia            Luxembourg          Singapore

Andorra          Finland            Macedonia           Slovak Republic

Argentina        France             Malaysia            Slovenia

Australia        Germany            Malta               South Africa

Austria          Greece             Mexico              South Korea

Belgium          Guatemala          Monaco              Spain

Bolivia          Guyana             Montenegro          Sweden

Bosnia           Honduras           Netherlands         Switzerland

Brazil           Hong Kong          New Zealand         Taiwan

Bulgaria         Hungary            Norway              Thailand

Canada           Iceland            Panama              Turkey

Chile            India              Paraguay            United Kingdom

China            Indonesia          Peru                Uruguay

Columbia         Ireland            Philippines         The Vatican

Costa Rica       Israel             Poland              Venezuela

Croatia          Italy              Portugal            Vietnam

Czech Republic   Japan              Romania             The Countries of the CIS

Denmark          Latvia             Saudi Arabia

Ecuador          Liechtenstein      San Marino

El Salvador      Lithuania          Serbia

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

          ATTACHMENT #1 TO MASTER TECHNOLOGY LICENSE AGREEMENT BETWEEN
                PEERLESS SYSTEMS CORPORATION AND SEC CORPORATION

This Attachment # 1 to the Master Technology License Agreement (hereinafter "Attachment # 1") entered into herein by and between SEIKO EPSON Corporation, a Japanese corporation, having its principal office at 3-5, Owa 3 chome, Suwa-shi, Nagano-ken, 392 Japan ("SEC") and PEERLESS Systems Imaging Products, Inc., a Washington corporation, with offices at 16613 SE 254th Place, Covington, WA 98042 ("PSIP"), a wholly owned subsidiary of PEERLESS Systems Corporation, a Delaware corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245 USA ("PEERLESS"). In the context of this Agreement, SEC may also refer to a SEC affiliate or subsidiary that has executed an Amendment to the MTLA indicating its acceptance of the terms and conditions set out herein. This Attachment # 1 establishes additional terms and conditions which the parties have established between themselves regarding the licensing by PSIP to SEC of PSIP proprietary Software ("PSIP API") that contains Adobe Systems Inc. Source Code. This Attachment # 1 contains terms which impact Adobe's rights or obligations and any term or condition otherwise than as explicitly stated in this Attachment # 1 or Exhibits thereto, or which differs in any material way with the terms of the corresponding herein, shall require Adobe's prior written approval to be enforceable.

1.       CONTRACT OBLIGATIONS.

1.1 Third Party Beneficiary. SEC is hereby put on notice and agrees that ADOBE SYSTEMS INCORPORATED, a Delaware corporation located at 345 Park Avenue, San Jose, California 95110-2704 ("Adobe") is a third-party beneficiary to the Master Technology License Agreement ("MTLA") to the extent that the MTLA and Attachment # 1 contains provisions which relate to SEC's use of the Adobe Information as incorporated in the PSIP deliverables licensed and delivered to SEC herein. Such provisions are made expressly for the benefit of and are enforceable by Adobe in addition to by PEERLESS and/or PSIP. SEC shall also ensure that Adobe is a named third party beneficiary as to any use of the Adobe Information in any agreement authorizing an OEM Remarketer Customer to distribute Licensed Systems as set forth in this Agreement.

1.2 Assignment. SEC's rights and obligations with regard to Adobe Information and Adobe Trademarks granted hereunder may not be assigned by SEC in whole or in part without the prior written approval of PSIP. For the purposes of this Section, a change in the persons or entities who control fifty percent (50%) or more of the equity securities or voting interest of SEC shall be considered an assignment of SEC's rights and obligations.

1.3 Termination of Rights in Adobe Information. SEC's rights and licenses to use the Adobe Information under this MTLA shall terminate effective immediately in the event of any material breach by SEC of its obligations under this MTLA and failure to remedy such breach within thirty (30) days after receiving notice of said breach from either PSIP or Adobe. An uncured material breach by PSIP of its obligations to Adobe would have a material effect on SEC's right and licenses in regards to products not previously designated or authorized under a License System Addendum to this MTLA.

2.       LICENSE RESTRICTIONS.

2.1 Revised Object License Restrictions. Commercial distribution or use (other than for development) of Revised Object shall be limited to versions in ROM form, or encrypted versions executable from RAM, protected in a manner approved by Adobe in writing or in accordance with Section 4.4 ("Protection Mechanisms") below.

2.2 Font Program License Restrictions. SEC's license under the PSIP OEM Agreement will terminate upon termination of the agreement between Adobe and the Trademark owner, if any, pertaining to such Font Program, at which time Adobe shall have the right to substitute a Font Program for an equivalent Typeface.

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Draft #6 (March 28, 2000)              Page 21        Initials: PSIP___; SEC ___

         2.2.1 PostScript 3 Minimum Font Program Requirements. SEC agree that all Licensed Systems containing PostScript 3 Software distributed hereunder shall include at a minimum the Font Programs described below.

                  2.2.1.1 For a "Roman Version(s)" of a Licensed System, the Extended Roman Font Program Set identified EXHIBIT B ("Extended Roman Font Program Set") attached hereto.

                  2.2.1.2 For a "Japanese Version(s)" of a Licensed System, the Extended Roman Font Program Set identified in Section 2.2.1.1 above, and the Font Programs for Japanese Typefaces identified in Exhibit B-1 Section 1 ("Font Programs for Japanese Typefaces") attached hereto, in the minimum configuration specified in a Licensed System Addendum.

                  2.2.1.3 For a "Chinese Version(s)" of a Licensed System, distributed for use in the People' s Republic of China, Taiwan or Hong Kong, the Extended Roman Font Program Set identified in Section 2.2.1.1 above, and the Font Programs for Chinese Typefaces identified in EXHIBIT B-1 Section 2 ("Font Programs for Chinese Typefaces") attached hereto, in the minimum configuration specified in a Licensed System Addendum.

                  2.2.1.4 For a "Korean Version(s)" of a Licensed System, distributed for use in Korea, the Extended Roman Font Program Set identified in
Section 2.2.1.1 above, and the Font Programs for Korean Typefaces identified in EXHIBIT D-1 Section 3 ("Font Programs for Korean Typefaces") attached hereto, in the minimum configuration specified in a Licensed System Addendum.

         2.2.2 Adobe-supplied Wingdings(R) Typeface Requirements. SEC shall reproduce, have reproduced and distribute a Font Program for the Wingdings(R) Typeface supplied by Adobe hereunder (the "Wingdings Font Program") only in the Adobe Compact Font Format ("CFF") or TrueType Format and either (i) embedded in ROM or on a hard disk that is bundled with a Licensed System or (ii) as part of any other Adobe provided host-based component of a Licensed System. In the event that the Wingdings Font Program is provided to SEC in CFF, SEC shall treat the fact as Adobe Support Information pursuant to Section 4.2 of EXHIBIT A ("Secure Procedures for Handling Adobe Support Information")), and SEC shall, not disclose such fact to its distributors, resellers or End Users, provided however that SEC may disclose or advertise that the Wingdings Font Program is in a compressed format, where applicable.

         2.2.3 Adobe-supplied Heisei Japanese Typeface Requirements. SEC shall include the following notice in documentation and materials accompanying any product that refers to the Font Programs for Japanese Typefaces in Section 1 (b) ("Heisei Japanese Typefaces") of EXHIBIT B-1 ("Non-Roman Font Programs"):

          "The Heisei Fonts (list the applicable fonts by name) have been licensed for use from the Japan Standards Association Font Design Center. Unauthorized reproduction as a font is prohibited."

SEC is not a member of the Japan Standards Association Font Design Center so Adobe is required to notify the Font Design Center of this license to SEC prior to First Commercial Shipment of the Heisei Japanese Typefaces with a Licensed System. SEC consents to such notification.

2.3 Adobe Driver Software Restrictions. In connection with the delivery of any Adobe Driver Software, PSIP may supply SEC with development tools such as plug-in and localization kits to allow SEC to make limited modifications and/or localize the Adobe Driver Software. SEC agrees that it (a) shall use such tools solely to localize or customize the Adobe Driver Software for use by End Users in conjunction with Licensed Systems, (b) shall not change the name of any Adobe Driver Software file or Adobe Driver Software icon without Adobe's prior written consent, (c) shall make only such modifications as are permitted by use of such tools in the normal and intended manner, and (d) shall ensure that the Adobe Driver Software, and any Derivative Works thereof, are licensed under a SEC End User Agreement containing the minimum terms described in ANNEX 1 to this Exhibit hereto. "Adobe Driver Software" means driver software and accompanying utility

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

files and installation tools, all in object code form, which enable application programs to communicate with printers containing PostScript software from Adobe, including any enhancements, modifications or localizations provided by Adobe and any localizations or modifications made by SEC, through its use of the applicable Adobe Development Tools (subject to SEC's ownership of such modifications as set forth in Section 3.1 ("License to PSIP Modifications") of the Agreement).

2.4 End User Documentation Restrictions. Subject to the modifications expressly allowed herein, SEC agrees to distribute the End User Documentation in its entirety as provided to SEC by PSIP with the applicable Host Software. SEC agrees that it will not modify or delete any copyright notices or other proprietary notices included in the End User Documentation as provided to SEC by PSIP. Except for the specific licenses granted in this PSIP OEM Agreement, SEC shall have the same rights and obligations hereunder with respect to End User Documentation as those for Host Software in object code form.

2.5 PPD File Restrictions. SEC agrees to bundle the corresponding PPD File with each copy of the Revised Object it distributes hereunder.

2.6 PostScript Language Specification Restrictions. SEC shall not make any PostScript Language Specification available for general distribution or resale through the retail trade, either through SEC or SEC's publisher. SEC agrees that no right is granted herein to reproduce Addison-Wesley's foreign language versions of the PostScript Language Specification. SEC's right to sublicense its customers (excluding End Users) shall be solely to reproduce, in whole or in part, and distribute the PostScript Language Specification in accordance with the same terms and conditions imposed on SEC in this Section. Such customers shall not have the right to modify the PostScript Language Specification received from SEC.

2.7 Limited Functional Scope of License. SEC is not permitted to grant an End User the right to use the Revised Object (a) on more than one CPU, (b) to control the output from output devices other than Designated Output Devices, or
(c) to generate output for more than one Designated Output Device at a time, without PSIP's prior written approval.

2.8 Changes to Adobe Software. In view of the desire of PSIP, SEC and Adobe to establish and maintain an industry standard PostScript interpreter, SEC shall not make, without the express written permission of PSIP, any changes or additions to, enhancements in, or deletions from, the Adobe Software, if such changes or enhancements would in any way change the PostScript language imaging model, syntax, semantics, or functionality of the PostScript language.

3. LICENSES GRANTED BY SEC.
3.1 SEC Modifications. For any modifications made by SEC to the Adobe Information which PSIP then supplies to Adobe in source code form and for any localizations created by SEC pursuant to the licenses hereunder, SEC shall be deemed to have granted to Adobe a perpetual, worldwide, royalty-free, fully paid-up license to use, modify, reproduce and distribute such source code, and any object code version thereof, and any localizations, and the right to sublicense all such licensed rights through multiple tiers of distribution. Subject to any limitations or prohibitions in Adobe's contracts with its third party vendors, PSIP shall own all modifications (including localizations) made by SEC pursuant to the licenses hereunder to the Adobe Software, Other Adobe Software and Host Software, provided that any such modifications or localizations shall be deemed to be Derivative Works based upon the underlying Adobe Information and shall be subject to all provisions of this MTLA, Attachment # 1 or Licensed Software Addendum applicable to such underlying Adobe Information. Except as explicitly stated herein, Adobe shall own any other modifications to the Adobe Information.

3.2 PPD File. SEC shall be responsible for creating and delivering to PSIP, which in turn shall be delivered to Adobe, the PPD File for each Licensed System prior to PSIP's and/or Adobe's certification or testing of the applicable Revised Object pursuant to this Agreement, and providing any updated version of a PPD File in a timely manner following the availability of any updated version except those updates solely involving

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Draft #6 (March 28, 2000)                Page 23      Initials: PSIP___; SEC ___
modifications for localization. SEC shall be deemed to have granted to Adobe a perpetual, worldwide, royalty-free, fully paid-up license, and the right to sublicense all such licensed rights through multiple tiers of distribution to use, reproduce, modify and distribute any PPD Files, and any updates thereto, which SEC creates for each Licensed System.

4. PROTECTION OF PROPRIETARY INFORMATION.
4.1 Adobe Information and Adobe Support Information. Adobe and its suppliers are the sole and exclusive owners of all rights, title and interest, including all trademarks, copyrights, patents, trade names, trade secrets, and other intellectual property rights to the Adobe Information. Except for the rights expressly enumerated herein, SEC is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether or not registered), or any other rights, franchises or licenses with respect to the Adobe Information, and SEC agrees that it will not exceed the scope of the licenses granted herein. SEC agrees to protect the Adobe Support Information in accordance with EXHIBIT A ("Secure Procedures for Handling Adobe Support Information") the terms of which are hereby incorporated by reference herein. In addition, SEC specifically acknowledges and agrees that other than as expressly set forth herein, SEC shall not modify the Adobe Information, and shall in no instance attempt to modify Adobe Information provided solely in object code form. SEC agrees that it will not attempt to alter, disassemble, decrypt, reverse engineer or decompile the Adobe Information that is provided solely in object code form. A failure by SEC to protect Adobe Support Information in accordance with the provisions of Section 4 ("Protection of Proprietary Information") herein shall constitute a material breach by SEC and SEC shall be liable to Adobe and PSIP for any damages or losses arising out of such non-compliance.

4.2 Adobe Trademarks. Any use of the Trademarks by SEC or SEC's Remarketer Customer must be pursuant to terms substantially equivalent to those set forth in EXHIBIT C ("Use of Adobe Trademarks") and Section 2.2.7 ("Trademark License") and this Paragraph 4.2. The sublicense rights to SEC shall include the right to use the Trademarks on Licensed Systems and in SEC's advertising and printed materials for the Licensed Systems, including the right to sublicense those same rights to OEM's Remarketer Customers, for distribution in all countries (except India, Pakistan, Singapore and the People's Republic of China or in any other jurisdiction where trademark sublicensing is legally prohibited or not recognized) pursuant to terms substantially equivalent to those set forth in EXHIBIT C ("Use of Adobe Trademarks"). If necessary, Adobe will grant directly to SEC or SEC's Remarketer Customers a nonexclusive, royalty-free license to use the Trademarks on Licensed Systems, and in advertising and printed materials for Licensed Systems, for distribution in India, Pakistan, Singapore and the People's Republic of China, or in any other jurisdiction where trademark sublicensing is legally prohibited or not recognized, under a written agreement between Adobe and SEC or SEC's Remarketer Customer.

4.3 LZW Patent Notice. SEC shall include and shall require its OEM Remarketer Customer to include the following notice that the Licensed System includes an implementation of LZW licensed under U.S. Patent 4,558,302: "This product contains an implementation of LZW licensed under U.S. Patent 4,558,302." This notice must be displayed on SEC's or OEM Remarketer Customer's product packaging, End User Agreement, or Licensed System documentation in a location reasonably visible to the SEC and End Users.

4.4 Protection Mechanisms. SEC shall employ copy protection, serialization, encryption or any other protection mechanism as may be specified in the applicable Licensed System Addendum to restrict or monitor unauthorized use of Adobe Software, Other Adobe Software and Font Programs licensed hereunder ("Protected Software"). The protection mechanism for Font Programs for Japanese, Korean and Chinese Typefaces will normally be provided by PSIP from Adobe and may include encryption as well as Copy Protection. "Copy Protection" shall mean a mechanism that ensures that the applicable Licensed System will implement a unique read-only PostScript Language License ID parameter to which each font configuration will be keyed. If the protection mechanism is supplied by PSIP as delivered from Adobe or its supplier, SEC will use all reasonable means to ensure that such protection mechanism is not removed, subverted or disabled. In the event that it comes to Adobe's attention that any protection mechanism distributed by SEC hereunder has been violated and Adobe reasonably believes that there is unlicensed use of the Protected Software caused

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

by such violation, SEC will supply a new protection mechanism within thirty (30) days of notification by Adobe. If Adobe can demonstrate that such corrective action is unsuccessful in resolving the problem, SEC will take other action as required by Adobe, including stopping shipment of the Protected Software, until corrective measures are successfully implemented. If the SEC's Licensed System is located in a network environment with Protected Software located on a server, SEC shall employ a protection mechanism which permits End Users access to Protected Software only if such use is permitted in the license purchased by the End User from SEC.

4.5 End User License. SEC will take all steps necessary to protect Adobe's proprietary rights in the Adobe information and to ensure that each copy of the Revised Object, Font Programs and Host Software distributed by SEC to an End User, whether directly or through SEC's usual distribution channels, will be accompanied by a localized copy of SEC's or OEM Remarketer Customer's standard software license agreement applicable to such software (the "End User Agreement"). Such End User Agreement will include terms and conditions substantially equivalent to those set forth in ANNEX 1 "Minimum Terms of End User Agreements") to this Attachment # 1 to this MTLA. The End User Agreement may be (a) a written agreement signed by the End User, or (b) a written agreement in the package containing the Revised Object, Font Programs and Host Software, or the user documentation for the Revised Object, Font Programs and Host Software, that is fully visible to the End User and that the End User accepts by opening the package. If PSIP in writing permits (based on Adobe's written permission to PSIP) SEC, either directly or through its Remarketer Customer, to distribute Host Software in electronic form, SEC shall ensure that upon the initial use of the Host Software, the End User is presented with a copy of the End User Agreement and is required to electronically accept the terms of the End User Agreement prior to accessing use of the functions of the Host Software. If SEC is supplied Adobe Information by PSIP for distribution to End Users which is accompanied by an Adobe-supplied End User license, SEC agrees to retain and to require its OEM Remarketer Customer to retain the End User license with the applicable Adobe Information distributed hereunder. If any such Adobe Information does not already include an End User license, SEC or OEM Remarketer Customer shall include its own End User Agreement that complies with the requirements set forth in this Section with any such distribution. SEC shall ensure that each component of Adobe Information that it or its OEM Remarketer Customer licenses to an End User as part of a compilation (for example, a CD-ROM software compilation) contains either an Adobe-Supplied End User License if applicable, or is protected under a SEC or OEM Remarketer Customer-Supplied End User Agreement accompanying the compilation in accordance with the terms of this Section. SEC shall ensure that such End User Agreement contains a provision stating that in case of conflict the terms of any individual End User license shall prevail over the terms of the End User Agreement.

4.6 Foreign Government Agreements. SEC will take all reasonable steps in making proposals and agreements with foreign governments other than the United States which involve the Revised Object, Font Programs, Host Software and related documentation to ensure that Adobe's proprietary rights in such Revised Object, Font Programs, Host Software and related documentation receive the maximum protection available from such foreign government for commercial computer software and related documentation developed at private expense.

4.7 Patent Protection.

         4. 7.1 Adobe Patents. As used herein, "Adobe Patent Right" means any right arising under any United States or foreign patent now owned by, or later issued or assigned to Adobe, applicable to the Adobe Information. Adobe covenants that, to the extent that SEC, SEC's End Users, and SEC's other direct and indirect customers of Revised Object (collectively "Customers") exercise the rights expressly granted to SEC under this PSIP OEM Agreement, or which SEC is authorized to grant to Customers herein, Adobe will not (a) assert any Adobe Patent Right against SEC, (b) assert any Adobe Patent Right against Customers, or (c) require any additional fee or royalty from SEC or Customers based upon any Adobe Patent Right. Except to the extent of such covenant not to assert any Adobe Patent Right, nothing contained herein shall be construed as conferring, by implication, estoppel, or otherwise, any license or right with respect to any Adobe Patent Right.

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Draft #6 (March 28, 2000)                Page 25      Initials: PSIP___; SEC ___

         4.7.2 SEC Patents. As used herein, "SEC Patent Right" means any patent right arising under any United States or foreign patent issued or assigned to SEC and having a filing date after the inventor had access to the Adobe Support Information in which (a) an inventor is (i) an employee of SEC who has had access to the Adobe Support Information or (ii) an independent contractor who has had access to the Adobe Support Information and has assigned patent rights in the claimed invention to SEC and (b) the techniques, algorithms or processes contained in the Adobe Support Information, or adaptations of such techniques, algorithms or processes are an essential element of the patented invention. Should any disputes arise as to whether any patent falls within the above definition of SEC Patent Right, then SEC and Adobe agree to submit to mutually acceptable alternative dispute resolution. SEC Patent Right shall not include any patent applications filed three (3) years after termination or expiration of this Agreement. SEC covenants that it will not (a) assert any SEC Patent Right against Adobe or against its sublicensees or customers for products containing Adobe Support Information of a similar nature to that distributed by SEC, or (b) require any fee or royalty from Adobe or such sublicensees or customers for the sale of such products based upon SEC Patent Rights. Except to the extent expressed above, nothing contained herein shall be construed as conferring, by implication, estoppel, or otherwise any license or right with respect to any SEC Patent Right.

4.8 Survival. SEC's obligation to protect Adobe's proprietary rights as set forth in this Section 4 ("Protection of Proprietary Information") shall survive any termination of this MTLA.

BOTH PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, ATTACHMENT A AND EXHIBITS THERETO, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED HEREIN.

PEERLESS SYSTEMS IMAGING                          SEIKO EPSON CORPORATION
PRODUCTS, INC.,

By:     /s/ Howard Nellor                         By:    /s/ Toru Oguchi
     --------------------------                      --------------------------
Name:  Howard Nellor                              Name:  Toru Oguchi
Title: President and CEO,                         Title: Senior General Manager
       Peerless Systems Corp.                     Date:  July 13, 2000
Date:  July 13, 2000

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Draft #6 (March 28, 2000)               Page 26       Initials: PSIP___; SEC ___

                                     ANNEX 1

                      MINIMUM TERMS OF END USER AGREEMENTS

         This package may contain the following materials provided by Adobe Systems Incorporated ("Adobe") and its suppliers to Licensor: software included as part of the printing system, including PostScript(R) software and other Adobe software ("Printing Software"), the digitally-encoded machine-readable outline data encoded in the special format and in the encrypted form ("Font Programs"), other software which runs on a computer system for use in conjunction with the Printing Software ("Host Software"), and related explanatory written materials ("Documentation"). The term "Software" shall be used to describe Printing Software, Font Programs and/or Host Software and also include any upgrades, modified versions, additions, and copies of the Software.

         The Software is being licensed to Licensee under the terms of this Agreement. If Licensee declines to accept such terms, it is free to return the Software for a full refund of the license fee paid by Licensee for the Software, if any, provided Licensee does so before accepting the Software (in the manner provided by Licensor).

         Licensor grants to Licensee a non-exclusive sublicense to use the Software and Documentation, provided that Licensee agrees to the following:

         1. PRINTING SOFTWARE. Licensee may use the Printing Software (in object code form only) and accompanying Font Programs (i) on a single output device where the device contains an embedded controller; OR (ii) for Printing Software which resides on a host computer, on up to the number of central processing units ("CPUs") authorized in a Licensed System Addendum for imaging to the licensed output device(s), solely for Licensee's own internal business purposes.

         2. ROMAN FONT PROGRAMS. In addition to the license for Font Programs set forth in Section 1 ("Printing Software") above, Licensee may use Roman Font Programs and Adobe Type Manager(R) to reproduce weights, styles, and versions of letters, numerals, characters and symbols ("Typefaces") on up to five (5) computers for use with the Printing Software. Licensee may take a copy of a Roman Font Program Licensee has used for a particular file to a commercial printer or other service bureau, and such service bureau may use the Roman Font Program to process the file, provided such service bureau has informed Licensee that it has purchased or been granted a license to use that particular Roman Font Program.

         3. HOST SOFTWARE. Licensee may install the Host Software in a single location on a hard disk or other storage device on one computer or such greater number of computers authorized in a Licensed System Addendum ("Permitted Number of Computers"), and, provided that the Host Software is configured for network use, install and use the Host Software on a single file server for use on a single local area network for either (but not both) of the following purposes:
(i) permanent installation onto a hard disk or other storage device on up to the Permitted Number of Computers; or (ii) use of the Host Software over such network, provided the number of different computers on which the Host Software is used does not exceed the Permitted Number of Computers. Licensee may make one backup copy of the Host Software, provided Licensee's backup copy is not installed or used on any computer. The primary user of each computer on which the Host Software is installed or used may also install the Host Software on one home or portable computer. However, the Host Software may not be used on the secondary computer by another person at the same time the Host Software on the primary computer is being used. Notwithstanding the above restrictions, Licensee may install the Adobe Driver Software on any number of computers solely for use with one or more printing systems running the Printing Software.

         4. Licensee may assign its rights under this Agreement to an assignee of all of Licensee's right and interest to such Software and Documentation ("Assignee") provided Licensee transfers to Assignee all

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

copies of such Software and Documentation Assignee agrees to be bound by all of the terms and conditions of this Agreement.

         5. The Software and Documentation are owned by Licensor and its suppliers, and its structure, organization and code are the valuable trade secrets of Licensor and its suppliers. The Software and Documentation are also protected by United States Copyright Law and International Treaty provisions. Licensee must treat the Software and Documentation just as Licensee would any other copyrighted material, such as a book. Licensee may not copy the Software or Documentation, except as set forth herein. Any copies of the Software that Licensee is permitted to make pursuant to this Agreement must contain the same copyright and other proprietary notices that appear on or in the Software. Licensee agrees not to modify, adapt or translate the Software and Documentation.

         6. Licensee agrees that it will not attempt to alter, disassemble, decrypt, reverse engineer or decompile the Software, provided however, that to the extent local law grants Licensee the right to decompile the Software in order to obtain information necessary to render the Software interoperable with other software, Licensee shall first request prior written approval from Licensor who with the concurrence of the supplier of the Software may impose such reasonable conditions, including, but not limited to, a reasonable fee, on such use to ensure that owners' proprietary rights in the Software are protected.

         7. Title to and ownership of the Software and Documentation and any reproductions thereof shall remain with Licensor and its suppliers.

         8. Trademarks shall be used in accordance with accepted trademark practice, including identification of the trademark owner's name. Trademarks can only be used to identify printed output produced by the Software. Such use of any trademark does not give Licensee any rights of ownership in that trademark. The Trademarks are the property of the trademark owners identified by Licensor.

         9. Except as stated above, this Agreement does not grant Licensee any intellectual property rights in the Software.

         l0. If this package contains, or, in connection with the acquisition of Host Software contained in this package Licensee receives, two or more operating environment versions of the Host Software (e.g., Macintosh(R) and Windows(R)), two or more language translation versions of the Host Software, the same Host Software on two or more media (e.g., diskettes and a CD-ROM), and/or Licensee otherwise receives two or more copies of the Host Software, Licensee's use of such versions shall not exceed the aggregate uses permitted herein for a single version of the Host Software.

         11. Licensee may not rent, lease, sublicense, lend or transfer versions or copies of the Software Licensee does not use, or Software contained on any unused media, except as part of the permanent transfer of all Software and Documentation as described above. If Licensee acquires a Software upgrade, Licensee no longer has a license to use the previous version and all copies thereof, including copies installed on computers, must be destroyed.

         12. NEITHER LICENSOR NOR ANY OF ITS REPRESENTATIVES MAKES OR PASSES ON TO LICENSEE OR ANY THIRD PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF LICENSOR'S THIRD PARTY SUPPLIERS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

         13. IN NO EVENT WILL LICENSOR OR ITS SUPPLIERS BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR LOST SAVINGS. EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. Some states or jurisdictions do not allow the

--------------------------------------------------------------------------------
Draft #6 (March 28, 2000)                Page 28      Initials: PSIP___; SEC ___
exclusion or limitation of incidental, consequential or special damages, so the above limitations may not apply to Licensee.

         14. This Agreement will be governed by the laws in force in the State of California excluding the application of its conflicts of law rules. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded. If any part of this Agreement is found void and unenforceable, it will not affect the validity of the balance of the Agreement, which shall remain valid and enforceable according to its terms. Licensee agrees that the Software will not be shipped, transferred or exported into any country or used in any manner prohibited by the United States Export Administration Act or any other export laws, restrictions or regulations and Licensee agrees that it will not export or re-export the Software or products produced therefrom in any form without the appropriate United States and foreign governmental licenses. This Agreement shall automatically terminate upon failure by Licensee to comply with its terms.

         15. NOTICE TO GOVERNMENT END USERS: The Software is a "commercial item," as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S. Government End Users acquire the Software with only those rights set forth herein.

         16. Licensee is hereby notified that Adobe Systems Incorporated, a Delaware corporation located at 345 Park Avenue, San Jose, CA 95110-2704 ("Adobe") is a third-party beneficiary to this Agreement to the extent that this Agreement contains provisions which relate to Licensee's use of the Software, Font Programs, Typefaces and the trademarks licensed hereby. Such provisions are made expressly for the benefit of Adobe and are enforceable by Adobe in addition to Licensor.

         Adobe and PostScript are registered trademarks of Adobe Systems
      Incorporated. Macintosh is a registered trademark of Apple Computer,
        Inc. Windows is a registered trademark of Microsoft Corporation.

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Draft #6 (March 28, 2000)                 Page 29     Initials: PSIP___; SEC ___

                           EXHIBIT A TO ATTACHMENT #1

            SECURE PROCEDURES FOR HANDLING ADOBE SUPPORT INFORMATION

1. DEFINITIONS. For the purposes of this Exhibit, the following definitions shall apply.

1.1 "Adobe Support Information Recipient" means SEC in those instances of SEC's receipt, use and license of the Adobe Support Information.

1.2 "Licensed Product" means (i) PSIP API or PSIP Revised Object deliverable as applied to PSIP, and (ii) Licensed System as applied to SEC.

2. AUTHORIZED EMPLOYEES AND CONTRACTORS. SEC agrees that it will not disclose all or any portion of the Adobe Support Information to third parties, with the exception of authorized employees ("Authorized Employees") and authorized contractors ("Authorized Contractors") (subject to SEC having obtained authorization for use of such contractors in accordance with Section 3 ("Prior Approval of Contractors") below) who (i) require access thereto for a purpose authorized by this Agreement, (ii) have signed an employee or contractor agreement in which such employee or contractor agrees to protect third party confidential information and (iii) have received a notice of confidentiality prior to access to Adobe Support Information, and again upon any termination of such access, that contains at a minimum provisions substantially in accordance with the following:

         "Recipient has previously signed an agreement with Adobe Support Information Recipient pursuant to which Recipient has agreed to maintain the confidentiality of confidential information of Adobe Support Information Recipient and its suppliers (the `Confidential Information') and to use the Confidential Information solely for Adobe Support Information Recipient's benefit. The purpose of this notice is to apprise Recipient that Recipient will be receiving certain proprietary information of Adobe, including internal source code, interface specifications and related documentation for the PostScript software and related Adobe information, all of which is of a confidential nature and which contains valuable trade secrets, know-how, and proprietary information of Adobe (the `Adobe Support Information') and which constitutes Confidential Information under Recipient's agreement with Adobe Support Information Recipient.

         This is to inform Recipient that the Adobe Support Information cannot be used for any purpose except for the specific purposes which Adobe Support Information Recipient or Adobe authorize in writing and that Recipient is not authorized to disclose the Adobe Support Information to any person at any time except to employees of Adobe and to those Authorized Employees and Authorized Contractors which Adobe Support Information Recipient informs Recipient are authorized to receive such Adobe Support Information.

         All materials including, without limitation, programs, recorded information, documents, drawings, models, apparatus, sketches, designs, and lists furnished to Recipient by Adobe Support Information Recipient or Adobe which are designated in writing to be the property of Adobe remain the property of Adobe and must be returned to Adobe promptly at its request, together with any copies or modifications thereof."

SEC agrees that any breach by any Authorized Employees and Authorized Contractors of their obligations under such confidentiality agreements shall also constitute a breach by SEC hereunder.

         3. PRIOR APPROVAL OF CONTRACTORS. Notwithstanding the provisions in this Exhibit permitting Authorized Contractors to have access to Adobe Support Information. SEC may not permit a contractor to come into contact with Adobe Support Information, or engage in the development of Licensed

--------------------------------------------------------------------------------
Draft #6 (March 28, 2000)                Page 30      Initials: PSIP___; SEC ___

Products hereunder unless SEC has first obtained such authorization in writing from Adobe. Adobe, in its sole discretion, may withhold such approval in the event that a contractor (or contractor's employer) to whom SEC intends to disclose Adobe Support Information is engaged in Clone Product development, either for its own benefit or for the benefit of a third party, or if Adobe believes that the contractor may be engaged in similar product development, and SEC cannot assure Adobe to its satisfaction that contractor, while engaged in supporting such development activities, will be able to refrain from commingling or sharing any portion of the Adobe Support Information with any such Clone Product development.

          4. ADOBE SUPPORT INFORMATION.

4.1 SEC shall ensure that all Adobe Support Information received from Adobe, and copies made thereof, will be properly marked or otherwise appropriately identified as Adobe Support Information before being made available to Authorized Employees and Authorized Contractors hereunder.

4.2 SEC shall ensure that the same degree of care is used to prevent the unauthorized use, dissemination, or publication of the Adobe Support Information as SEC uses to protect its own confidential information of a like nature, but in no event shall the safeguards for protecting such Adobe Support Information be less than a reasonably prudent business would exercise under similar circumstances. SEC shall take prompt and appropriate action to prevent unauthorized use or disclosure of Adobe Support Information.

4.3 SEC shall instruct Authorized Employees and Authorized Contractors not to copy Adobe Support Information on their own, and not to disclose Adobe Support Information to anyone not authorized to receive it.

5. TRADE SECRETS. Adobe Support Information in object code, source code and hard copy printout form, including the techniques, algorithms, and processes contained in the Adobe Support Information which have been developed, acquired, or licensed by Adobe, or any modification or extraction thereof, constitute trade secrets of Adobe and/or its suppliers, and will be used by SEC only in accordance with the terms of this Agreement. In addition to the specific measures required hereunder, SEC will take all measures reasonably required to protect the proprietary rights of Adobe and its suppliers in the Adobe Support Information. If any Adobe Support Information in SEC's possession is lost or stolen, SEC (and PSIP) shall take all reasonable measures to recover such items. SEC agrees that it will not attempt to reverse engineer any portion of the Adobe Support Information that is provided to SEC solely in object code form.

6. NO COMMINGLING OF TECHNOLOGY. The terms of this Section do not preclude SEC from developing a Clone Product; however, if SEC engages in such Clone Product development during the term of this Agreement, it shall ensure that there is no use of the Adobe Information in the design and development of Clone Products. In furtherance of such requirement, SEC shall ensure there is no sharing with such Clone Product development any of the following: (i) design documents or schematics supplied by Adobe; (ii) Adobe Support Information or other information based upon or derived from the Adobe Support Information; (iii) any facilities (including, but not limited to, computer systems and network storage devices); or (iv) personnel with access to any of (i)-(iii) above. SEC shall ensure that all Authorized Employees and Authorized Contractors who have had previous access to Adobe Support Information will be precluded for a period of twelve (12) months after their latest access to such Adobe Support Information from being employed in any Clone Product development (either internally or externally) by or for SEC. "Employment in any Clone Product development" shall be defined as having direct access to, or producing any specifications, documentation, or source code for, components of a Clone Product. SEC shall further ensure that each such employee or contractor shall, concurrent with the commencement of work on such Clone Product development within SEC, sign a written affirmation to SEC which states that each such employee or contractor
(a) has neither retained nor had access for a minimum period of twelve (12) months to any Adobe Support Information, and (b) will not utilize, or facilitate use of, any Adobe Support Information in such Clone Product development. This prohibition relating to Clone Product development shall apply equally to raster-output devices, to display or screen output devices, or to any other peripheral devices. Notwithstanding the foregoing, any Authorized Employee or Authorized

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

Contractor who has only received access to (i) documentation (but not including the Adobe Certification Test Suites) or any source code documentation) or (ii) object code (but no source code) contained in the Adobe Support Information shall be exempted from such requirement.

7. CERTIFICATION. At Adobe's request SEC will provide Adobe with written certification by an officer of SEC of SEC's compliance with its obligations under Paragraph 2 and Paragraph 6 above and Section 14.4 ("Adobe Marketing Limitations") of the MTLA.

8. PROPRIETARY RIGHTS AUDIT. During the term of the Agreement and for a period of eighteen (18) months thereafter, an independent auditor selected by Adobe shall have access to such portion of SEC's records and premises to allow Adobe to determine whether SEC is substantially in compliance with this Exhibit and
Section 4.1 of the Attachment # 1 In no event shall audits be made hereunder more frequently than once per year. Such access shall be (a) during SEC's regular business hours, (b) arranged so that, to the extent possible, SEC's regular business activities are minimally disrupted and (c) under the terms of an appropriate confidentiality agreement executed by the individual(s) conducting such audit. If Adobe determines, after conducting such audit, that SEC is not substantially in compliance with its obligations to protect Adobe's proprietary rights, SEC shall pay the costs of such audit. Otherwise, Adobe shall pay the costs of such audit. Such payment will not preclude Adobe from exercising any right that it may have under the Agreement. SEC shall immediately correct any deficiencies discovered in the course of the audit.

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Draft #6 (March 28, 2000)                Page 32      Initials: PSIP___; SEC ___

                           EXHIBIT B TO ATTACHMENT #1

                         EXTENDED ROMAN FONT PROGRAM SET

         Adobe will provide the graphic characters specified in ISO 8859-1:
1987, Latin alphabet No. 1 and ISO 8859-2: 1987, Latin alphabet No. 2, and symbol characters, as applicable, for the following Roman Font Programs:

        Identifying
        Trademark                    Typeface                    Trademark Owner
        ---------                    --------                    ---------------
1.     Albertus                                                  Monotype Corporation
2.     Albertus                      Italic                      Monotype Corporation
3.     Albertus                      Light                       Monotype Corporation
4.     AntiqueOlive                  Roman                       M. Olive
5.     AntiqueOlive                  Italic                      M. Olive
6.     AntiqueOlive                  Bold                        M. Olive
7.     AntiqueOlive                  Compact                     M. Olive
8.     Apple Chancery                                            Apple Computer, Inc.
9.     ITC AvantGarde Gothic         Book                        International Typeface Corporation
10.    ITC AvantGarde Gothic         Book Oblique                International Typeface Corporation
11.    ITC AvantGarde Gothic         Demi                        International Typeface Corporation
12.    ITC AvantGarde Gothic         Demi Oblique                International Typeface Corporation
13.    Bodoni                                                    (Public Domain)
14.    Bodoni                        Italic                      (Public Domain)
15.    Bodoni                        Bold                        (Public Domain)
16.    Bodoni                        Bold Italic                 (Public Domain)
17.    Bodoni                        Poster                      (Public Domain)
18.    Bodoni                        Poster Compressed           (Public Domain)
19.    ITC Bookman                   Light                       International Typeface Corporation
20.    ITC Bookman                   Light Italic                International Typeface Corporation
21.    ITC Bookman                   Demi                        International Typeface Corporation
22.    ITC Bookman                   Demi Italic                 International Typeface Corporation
23.    Carta                                                     Adobe Systems Incorporated
24.    Chicago                                                   Apple Computer, Inc.
25.    Clarendon                                                 Linotype-Hell AG and/or its subsidiaries
26.    Clarendon                     Light                       Linotype-Hell AG and/or its subsidiaries
27.    Clarendon                     Bold                        Linotype-Hell AG and/or its subsidiaries
28.    CooperBlack                                               (Public Domain)
29.    CooperBlack                   Italic                      (Public Domain)
30.    Copperplate Gothic            32BC                        (Public Domain)
31.    Copperplate Gothic            33BC                        (Public Domain)
32.    Coronet                                                   Ludlow Type Foundry
33.    Courier                                                   (Public Domain)
34.    Courier                       Oblique                     (Public Domain)
35.    Courier                       Bold                        (Public Domain)
36.    Courier                       Bold Oblique                (Public Domain)
37.    GillSans                                                  Monotype Corporation
38.    GillSans                      Italic                      Monotype Corporation
39.    GillSans                      Bold                        Monotype Corporation
40.    GillSans                      Bold Italic                 Monotype Corporation
41.    GillSans                      Condensed                   Monotype Corporation
42.    GillSans                      Condensed Bold              Monotype Corporation
43.    GillSans                      Light                       Monotype Corporation

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

44.    GillSans                      Light Italic                Monotype Corporation
45.    GillSans                      Extra Bold                  Monotype Corporation
46.    Eurostile                                                 Nebiolo
47.    Eurostile                     Bold                        Nebiolo
48.    Eurostile                     Extended Two                Nebiolo
49.    Eurostile                     Bold Extended Two           Nebiolo
50.    Geneva                                                    Apple Computer, Inc.
51.    Goudy                         Oldstyle                    (Public Domain)
52.    Goudy                         Oldstyle Italic             (Public Domain)
53.    Goudy                         Bold                        (Public Domain)
54.    Goudy                         Bold Italic                 (Public Domain)
55.    Goudy                         Extra Bold                  (Public Domain)
56.    Helvetica                                                 Linotype-Hell AG and/or its subsidiaries
57.    Helvetica                     Oblique                     Linotype-Hell AG and/or its subsidiaries
58.    Helvetica                     Bold                        Linotype-Hell AG and/or its subsidiaries
59.    Helvetica                     Bold Oblique                Linotype-Hell AG and/or its subsidiaries
60.    Helvetica                     Condensed                   Linotype-Hell AG and/or its subsidiaries
61.    Helvetica                     Condensed Oblique           Linotype-Hell AG and/or its subsidiaries
62.    Helvetica                     Condensed Bold              Linotype-Hell AG and/or its subsidiaries
63.    Helvetica                     Condensed Bold Oblique      Linotype-Hell AG and/or its subsidiaries
64.    Helvetica                     Narrow                      Linotype-Hell AG and/or its subsidiaries
65.    Helvetica                     Narrow Oblique              Linotype-Hell AG and/or its subsidiaries
66.    Helvetica                     Narrow Bold                 Linotype-Hell AG and/or its subsidiaries
67.    Helvetica                     Narrow Bold Oblique         Linotype-Hell AG and/or its subsidiaries
68.    Hoefler Text                                              Apple Computer, Inc.
69.    Hoefler Text                  Italic                      Apple Computer, Inc.
70.    Hoefler Text                  Black                       Apple Computer, Inc.
71.    Hoefler Text                  Black Italic                Apple Computer, Inc.
72.    Hoefler Text                  Ornaments                   Apple Computer, Inc.
73.    Joanna                                                    Monotype Corporation
74.    Joanna                        Italic                      Monotype Corporation
75.    Joanna                        Bold                        Monotype Corporation
76.    Joanna                        Bold Italic                 Monotype Corporation
77.    LetterGothic                                              (Public Domain)
78.    LetterGothic                  Slanted                     (Public Domain)
79.    LetterGothic                  Bold                        (Public Domain)
80.    LetterGothic                  Bold Slanted                (Public Domain)
81.    ITC Lubalin Graph             Book                        International Typeface Corporation
82.    ITC Lubalin Graph             Book Oblique                International Typeface Corporation
83.    ITC Lubalin Graph             Demi                        International Typeface Corporation
84.    ITC Lubalin Graph             Demi Oblique                International Typeface Corporation
85.    Marigold                                                  A1phaOmega Typography
86.    Monaco                                                    Apple Computer, Inc.
87.    ITC Mona Lisa                 Recut                       International Typeface Corporation
88.    New Century Schoolbook        Roman                       Linotype-Hell AG and/or its subsidiaries
89.    New Century Schoolbook        Italic                      Linotype-Hell AG and/or its subsidiaries
90.    New Century Schoolbook        Bold                        Linotype-Hell AG and/or its subsidiaries
91.    New Century Schoolbook        Bold Italic                 Linotype-Hell AG and/or its subsidiaries
92.    New York                                                  Apple Computer, Inc.
93.    Optima                                                    Linotype-Hell AG and/or its subsidiaries
94.    Optima                        Italic                      Linotype-Hell AG and/or its subsidiaries
95.    Optima                        Bold                        Linotype-Hell AG and/or its subsidiaries
96.    Optima                        Bold Italic                 Linotype-Hell AG and/or its subsidiaries

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Draft #6 (March 28, 2000)            Page 34          Initials: PSIP___; SEC ___

97.    Oxford                                                    AlphaOmega Typography
98.    Palatino                      Roman                       Linotype-Hell AG and/or its subsidiaries
99.    Palatino                      Italic                      Linotype-Hell AG and/or its subsidiaries
100. Palatino                        Bold                        Linotype-Hell AG and/or its subsidiaries
101. Palatino                        Bold Italic                 Linotype-Hell AG and/or its subsidiaries
102. Stempel Garamond                Roman                       Linotype-Hell AG and/or its subsidiaries
103. Stempel Garamond                Italic                      Linotype-Hell AG and/or its subsidiaries
104. Stempel Garamond                Bold                        Linotype-Hell AG and/or its subsidiaries
105. Stempel Garamond                Bold Italic                 Linotype-Hell AG and/or its subsidiaries
106. Symbol                                                      (Public Domain)
107. Tekton                                                      Adobe Systems Incorporated
108. Times                           Roman                       Linotype-Hell AG and/or its subsidiaries
109. Times                           Italic                      Linotype-Hell AG and/or its subsidiaries
110. Times                           Bold                        Linotype-Hell AG and/or its subsidiaries
111. Times                           Bold Italic                 Linotype-Hell AG and/or its subsidiaries
112. Univers                                                     Linotype-Hell AG and/or its subsidiaries
113. Univers                         Oblique                     Linotype-Hell AG and/or its subsidiaries
114. Univers                         Bold                        Linotype-Hell AG and/or its subsidiaries
115. Univers                         Bold Oblique                Linotype-Hell AG and/or its subsidiaries
116. Univers                         Light                       Linotype-Hell AG and/or its subsidiaries
117. Univers                         Light Oblique               Linotype-Hell AG and/or its subsidiaries
118. UniversCondensed                                            Linotype-Hell AG and/or its subsidiaries
119. UniversCondensed                Oblique                     Linotype-Hell AG and/or its subsidiaries
120. UniversCondensed                Bold                        Linotype-Hell AG and/or its subsidiaries
121. UniversCondensed                Bold Oblique                Linotype-Hell AG and/or its subsidiaries
122. UniversExtended                                             Linotype-Hell AG and/or its subsidiaries
123. UniversExtended                 Oblique                     Linotype-Hell AG and/or its subsidiaries
124. UniversExtended                 Bold                        Linotype-Hell AG and/or its subsidiaries
125. UniversExtended                 Bold Oblique                Linotype-Hell AG and/or its subsidiaries
126. Wingdings*                                                  Microsoft Corporation
127. ITC ZapfChancery                Medium Italic               International Typeface Corporation
128. ITC ZapfDingbats                                            International Typeface Corporation
129. Arial                                                       Monotype Corporation
130. Arial                           Italic                      Monotype Corporation
131. Arial                           Bold                        Monotype Corporation
132. Arial                           Bold Italic                 Monotype Corporation
133. Times New Roman                                             Monotype Corporation
134. Times New Roman                 Italic                      Monotype Corporation
135. Times New Roman                 Bold                        Monotype Corporation
136. Times New Roman                 Bold Italic                 Monotype Corporation

*SEC agrees that it will reproduce, have reproduced and distribute a Font Program for the Wingdings(R)Typeface supplied by Adobe hereunder (the "Wingdings Font Program") only in the Adobe Compact Font Format ("CFF") or TrueType Format and either (i) embedded in ROM or on a hard disk that is bundled with a Licensed System or (ii) as part of any other Adobe provided host-based component of a Licensed System. In the event that the Wingdings Font Program is provided to SEC in CFF, SEC shall treat the fact as Adobe Support Information pursuant to
Section 4 ("Adobe Support Information") of EXHIBIT A ("Secure Procedures for Handling Adobe Support Information")). SEC shall, not disclose such fact to its distributors, resellers or End Users, provided however that SEC may disclose or advertise that the Wingdings Font Program is in a compressed format, where applicable.


///End

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Draft #6 (March 28, 2000)               Page 35       Initials: PSIP___; SEC ___

                          EXHIBIT B-1 TO ATTACHMENT #1

                             Non-Roman Font Programs

1. FONT PROGRAMS FOR JAPANESE TYPEFACES. The following Font Programs shall be made available on Licensed Systems when specified in a Licensed System Addendum.

         (a) Morisawa Japanese Typefaces: Adobe will provide the Adobe Standard Japanese Character Set which includes JIS, Shift-JIS, and EUC encodings of the JIS X 0208-1983 and JIS X 0208-1990 Level 1 and Level 2 characters plus other characters and encodings as defined in Adobe's Technical Note #5078 (Adobe-Japan l-2 Character Collection for CID-Keyed Fonts), dated December 4, 1994, for the Font Programs for Japanese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

Identifying Trademark               Character Collection      Trademark Owner
---------------------               --------------------      ---------------
1.   Ryumin Light KL                Adobe-Japan 1-2           Monsawa & Company, Ltd.
2.   Gothic Medium BBB              Adobe-Japan 1-2           Morisawa & Company, Ltd.
3.   FutoGoB10l-Bold                Adobe-Japan 1-2           Morisawa & Company, Ltd.
4.   FutoMinA101-Bold               Adobe-Japan 1-2           Morisawa & Company, Ltd.
5.   Jun 101-Light                  Adobe-Japan l-2           Morisawa & Company, Ltd.
6.   GothicMB101-Bold               Adobe-Japan 1-2           Morisawa & Company, Ltd.
7.   GothicMC101-heavy              Adobe-Japan 1-2           Morisawa & Company, Ltd.
8.   GothicMB10l-Ultra              Adobe-Japan l-2           Morisawa & Company, Ltd.
9.   Jun34-Medium                   Adobe-Japan l-2           Morisawa & Company, Ltd.
10.  Jun501-Bold                    Adobe-Japan l-2           Morisawa & Company, Ltd.
11.  KyokalCA-Light                 Adobe-Japan 1-2           Morisawa & Company, Ltd.
12.  KyokalCA-regular               Adobe-Japan l-2           Morisawa & Company, Ltd.
13.  KyokalCA-Medium                Adobe-Japan 1-2           Morisawa & Company, Ltd.
14.  MidashiGo-MB31                 Adobe-Japan l-2           Morisawa & Company, Ltd.
15.  MidashiMin-MA31                Adobe-Japan 1-2           Morisawa & Company, Ltd.
16.  Ryumin-Bold                    Adobe-Japan 1-2           Morisawa & Company, Ltd.
17.  Ryumin-Medium                  Adobe-Japan l-2           Morisawa & Company, Ltd.
18.  Ryumin-regular                 Adobe-Japan l-2           Morisawa & Company, Ltd.
19.  Ryumin-heavy                   Adobe-Japan 1-2           Morisawa & Company, Ltd.
20.  Ryumin-Ultra                   Adobe-Japan l-2           Morisawa & Company, Ltd.
21.  ShinGo-Bold                    Adobe-Japan 1-2           Morisawa & Company, Ltd.
22.  ShinGo-Light                   Adobe-Japan l-2           Morisawa & Company, Ltd.
23.  ShinGo-Medium                  Adobe-Japan 1-2           Morisawa & Company, Ltd.
24.  ShinGo-regular                 Adobe-Japan 1-2           Morisawa & Company, Ltd.
25.  ShinGo-Ultra                   Adobe-Japan 1-2           Morisawa & Company. Ltd.
26.  ShinseiKaisho-CBSKI            Adobe-Japan l-2           Morisawa & Company, Ltd.
Base 2 Morisawa Fonts are the first two fonts on this list.
Base 5 Morisawa Fonts are the first five fonts on this list.

         (b) Heisei Japanese Typefaces: Adobe will provide the Adobe Standard Japanese Character Set which includes JIS, Shift-JIS, and EUC encodings of the JIS X 0208-1983 and JIS X 0208-1990 Level 1 and Level 2 characters plus other characters and encodings as defined in Adobe's Technical Note #5078 (Adobe-Japan l-2 Character Collection for CID-Keyed Fonts), dated December 4, 1994, for the Font Programs for Japanese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

--------------------------------------------------------------------------------
Draft #6 (March 28, 2000)            Page 36          Initials: PSIP___; SEC ___

Identifying Trademark            Character Collection         Trademark Owner
---------------------            --------------------         ---------------
1. HeiseiMin-W3                  Adobe-Japan l-2              Japan Standards Association Font Design Center
2. HeiseiKakuGo-W5               Adobe-Japan l-2              Japan Standards Association Font Design Center
3. HeiseiMin-W5                  Adobe-Japan l-1              Japan Standards Association Font Design Center
4. HeiseiMin-W7                  Adobe-Japan l-1              Japan Standards Association Font Design Center
5. HeiseiMin-W9                  Adobe-Japan l-1              Japan Standards Association Font Design Center
6. HeiseiMaruGo-W4               Adobe-Japan l-1              Japan Standards Association Font Design Center
7. HeiseiKakuGo-W3               Adobe-Japan l-1              Japan Standards Association Font Design Center
8. HeiseiKakuGo-W7               Adobe-Japan l-1              Japan Standards Association Font Design Center
9. HeiseiKakuGo-W9               Adobe-Japan l-1              Japan Standards Association Font Design Center
10. HeiseiMin-W3H                Adobe-Japan2-0               Japan Standards Association Font Design Center
              Base 2 Heisei Fonts are the first two fonts on this list.

SEC shall include the following notice in documentation and materials accompanying any product that refers to the Font Programs for Japanese Typefaces in Section 1 (b) ("Heisei Japanese Typefaces") above:

          "The Heisei Fonts (list the applicable fonts by name) have been licensed for use from the Japan Standards Association Font Design Center. Unauthorized reproduction as a font is prohibited."

SEC is not a member of the Japan Standards Association Font Design Center so Adobe is required to notify the Font Design Center of a grant of a license to SEC prior to distribution of the Heisei Japanese Typefaces with a Licensed System. SEC consents to such notification, and shall notify Adobe in writing of its intention to distribute Heisei Fonts as part of a Licensed System in advance of First Commercial Shipment of such Licensed System.

2. FONT PROGRAMS FOR CHINESE TYPEFACES. The following font programs shall be made available on licensed systems when specified in a Licensed System Addendum. SEC shall not be required to distribute a Chinese Version in any specific geography.

         (a) Simplified Chinese Typefaces: Adobe will provide the Adobe Standard Simplified Chinese Character Set as defined in Technical Note #5079 (Adobe-GB1-0 Character Collection for CID-Keyed Fonts), dated February 6, 1996, for the Simplified Chinese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

Identifying Trademark                 Character Collection       Trademark Owner
---------------------                 --------------------       ---------------
1. STSong-Light                       Adobe-GB1-1                SinoType Technology Co., Ltd.
2. STFangsong-Light                   Adobe-GB1-1                SinoType Technology Co., Ltd.
3. STHeiti-Regular                    Adobe-GB1-1                SinoType Technology Co., Ltd.
4. STKaiti-Regular                    Adobe-GB1-1                SinoType Technology Co., Ltd.
Distributed inclusively as a set.

         (b) Traditional Chinese Typefaces: Adobe will provide the Adobe Standard Simplified Chinese Character Set as defined in Technical Note #5080 (Adobe-CNS1-0 Character Collection for CID-Keyed Fonts), dated June 15, 1995, for the Traditional Chinese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

Identifying Trademark                 Character Collection       Trademark Owner
---------------------                 --------------------       ---------------
1. MSung-Light                        Adobe-CNS1-0               Monotype Corporation
2. MSung-Medium                       Adobe-CNS1-0               Monotype Corporation
3. MHei-Medium                        Adobe-CNS1-0               Monotype Corporation
4. MKai-Medium                        Adobe-CNS1-0               Monotype Corporation
Distributed inclusively as a set.

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

3. FONT PROGRAMS FOR KOREAN TYPEFACES. The following Font Programs shall be made available on Licensed Systems when specified in a Licensed System Addendum. SEC shall not be required to distribute a Korean Version in any specific localities.

(a) HanYang Korean Typefaces: Adobe will provide the Adobe Standard Korean Character Set as defined in Technical Note #5093 (Adobe-Korea l-0 Character Collection for CID-Keyed Fonts), dated June 15, 1995, for Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

Identifying Trademark                  Character Collection      Trademark Owner
---------------------                  --------------------      ---------------
1. HYSMyungJo-Medium                   Adobe-Korea 1-1           HanYang Systems, Inc.
2. HYGoThic-Medium                     Adobe-Korea 1-1           HanYang Systems, Inc.
3. HYGungSeo-Bold                      Adobe-Korea 1-1           HanYang Systems, Inc.
4. HYRGoThic-Medium                    Adobe-Korea 1-1           HanYang Systems, Inc.
5. HYKakHeadLine-Medium                Adobe-Korea 1-1 *         HanYang Systems, Inc.
6. HYKakHeadLine-Bold                  Adobe-Korea 1-1*          HanYang Systems, Inc.
(* indicates Hangul subset only)
Distributed inclusively as a set.

          (b) SoftMagic Korean Typefaces: Adobe will provide the Adobe Standard Korean Character Set as defined in Technical Note #5093 (Adobe-Korea l-0 Character Collection for CID-Keyed Fonts), dated June 15, 1995, for the Korean Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

Identifying Trademark                  Character Collection      Trademark Owner
---------------------                  --------------------      ---------------
1. SMGothic(TM)-Light                  Adobe-Korea 1-1           SoftMagic, Inc.
2. SMGothic(TM)-Medium                 Adobe-Korea 1-1           SoftMagic, Inc.
3. SMGothic(TM)-DemiBold               Adobe-Korea 1-1           SoftMagic, Inc,
4. SMGothic(TM)-Bold                   Adobe-Korea 1-1           SoftMagic, Inc.
5. SMMyungjo(TM)- Light                Adobe-Korea 1-1           SoftMagic, Inc.
6. SMMyungjo(TM)-Medium                Adobe-Korea 1-1           SoftMagic, Inc.
7. SMMyungjo(TM)-DemiBold              Adobe-Korea 1-1           SoftMagic, Inc,
8. SMMyungio(TM)-Bold                  Adobe-Korea 1-1           SoftMagic, Inc.
Distributed inclusively as a set.
              ///End

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

                           EXHIBIT C TO ATTACHMENT #1

                             USE OF ADOBE TRADEMARKS

1. DEFINITIONS. For the purposes of this Exhibit, the following definitions shall apply.

1.1 "Licensed Product" means (i) PSIP API or PSIP Revised Object deliverable as applied to PSIP, and (ii) Licensed System as applied to SEC.

1.2 "Product Addendum" means (i) a PSIP API Addendum, and (ii) Licensed System Addendum as applied to a Licensed System.

1.3 "Trademark Licensee" means (i) SEC in those instances of SEC's use and license of the Trademarks, and (ii) SEC's Remarketer Customer in those instances of SEC's Remarketer Customer's use and license of the Trademark.

1.4 "Remarketer Customer" shall mean an SEC customer who is remarketing the SEC Authorized Device under a different name than that used by SEC.

2. OWNERSHIP OF TRADEMARKS. Trademark Licensee acknowledges the ownership of the Adobe Trademarks in Adobe and the ownership of the Typeface Trademarks in the entities identified as "Trademark Owner" in EXHIBIT B TO ATTACHMENT #1 ("Extended Roman Font Program Set") or in a Product Addendum hereto. Adobe and such Typeface Trademark owners are referred to as the "Trademark Owners". Trademark Licensee agrees that it will do nothing inconsistent with such ownership and that all use of the Trademarks by Trademark Licensee shall inure to the benefit of and is on behalf of Adobe. Trademark Licensee acknowledges that Trademarks are valid under applicable law and that Trademark Licensee's utilization of the Trademarks will not create any right, title or interest in or to such Trademarks. Trademark Licensee acknowledges Trademark Owners' exclusive right to use of the Trademarks and agrees not to do anything contesting or impairing the trademark rights of the Trademark Owners. Any use of the Trademarks must identify the applicable "Trademark Owner" as the owner of such Trademarks. Trademark Licensee agrees that it will notify or require notification of sublicensees who receive Font Programs that (a) Typeface Trademarks can only be used to identify printed output produced by the Font Programs, and (b) the Typeface Trademarks are the property of the Trademark Owners. Trademark Licensee will maintain a high quality standard in producing copies of Font Programs and Typefaces. At the request of Adobe, Trademark Licensee must supply samples of any Typeface identified by a Typeface Trademark.

3. QUALITY STANDARDS. Adobe hereby appoints Trademark Licensee as its representative for the limited purpose of controlling the quality of the Revised Object, Font Programs, Host Software and Licensed Products and any other products or services it supplies or is supplied by Trademark Licensee in connection with the use of the Trademarks. SEC shall identify its current Trademark Licensee upon request by Adobe. Trademark Licensee agrees that (a) the nature and quality of Licensed Products and any other products or services it supplies or is supplied by Trademark Licensee or its Remarketer Customers supply in connection with use of the Trademarks shall conform to the standards set by Adobe, and (b) it will cooperate with Adobe in facilitating Adobe's monitoring and control of the nature and quality of such products and services. Such assistance shall include supplying Adobe, upon its request, with specimens of its or its Remarketer Customers use of the Trademarks, including supplying samples of reprinted documentation, translations, product packaging and promotional materials that use the Trademarks in conjunction with Trademark Licensee's marketing of Licensed Products. Adobe may conduct an inspection of such specimens at facilities of its choosing including at Trademark Licensee's facilities to determine conformance with the standards. Trademark Licensee shall at Adobe's request assist Adobe in conducting such inspection and testing including, but not limited to, providing Adobe with applicable hardware. If, at any time, Adobe determines that Trademark Licensee has not met the Adobe quality standards, Adobe shall so advise Trademark Licensee and, upon Trademark Licensee's receipt of such notice by any means, the party who has failed to meet the standards shall

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Draft #6 (March 28, 2000)            Page 39          Initials: PSIP___; SEC ___
have sixty (60) days to improve the quality to the standard previously approved by Adobe, or to cease the use of all Trademarks. Trademark Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the use of the Trademarks and to the distribution and advertising of the Revised Object, Font Programs, Host Software and Licensed Products. In addition, Trademark Licensee shall provide reasonable and timely assistance to Adobe to comply with the same.

4. INFRINGEMENT PROCEEDINGS. Trademark Licensee agrees to notify Adobe of any unauthorized or improper use of the Trademarks by other parties (including Subsidiaries or sublicensees) promptly as it comes to Trademark Licensee's attention. Adobe shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Trademarks; provided, however, that Trademark Licensee shall provide reasonable assistance solely upon Adobe's request to investigate and/or prosecute trademark violations on behalf of Adobe.

5. TRADEMARK LICENSEE'S USE OF TRADEMARKS. Trademark Licensee agrees that it will (a) prominently and permanently include the Adobe Trademarks, including the Adobe PostScript logo, on all copies of the Revised Object, including the splash screen and on any Trademark Licensee product distributed to End Users which contains the Revised Object, (b) use best efforts to use the Adobe Trademarks, including the Adobe PostScript logo, in any advertising or printed materials concerning the Revised Object, including point-of-sale and channel materials,
(c) prominently include the Adobe PostScript Logo on SEC's corporate web site on each screen/page where Licensed Systems or the features thereof are displayed or described, and (d) use best efforts to use all applicable Trademarks on all copies, advertisements, brochures, manuals, packaging and other appropriate uses made in the promotion, sale or use of the Revised Object, Font Programs, Host Software and PostScript Language Specification. Said use shall be in compliance with the provisions set out in this Exhibit C. Trademark Licensee shall make specific reference to the Adobe Trademarks applicable to the software components included in the Revised Object in any advertisement concerning the Licensed Products which also contains specific names of other software products. All such uses shall be in accordance with Adobe's then-current trademark manual. Trademark Licensee shall not translate the Trademarks nor render or adapt a foreign language equivalent of the Trademarks.

6. TRADEMARK REGISTRATIONS. Trademark Licensee, at Adobe's request, shall (a) promptly provide Adobe with any specimens, (b) execute all applications for trademark registrations, assignments, cancellations or other applicable documents, and (c) perform any other act reasonably necessary for any Trademark Owner to secure or maintain any and all trademark rights in any country in which Trademark Licensee is marketing the Revised Object, Font Programs, and Host Software in association with a trademark. Trademark Licensee's responsibilities shall include complying with the formalities of local law, including, but not limited to, executing any application for registration as a registered user, executing additional license agreements suitable for recording with the appropriate authorities or providing proof of use of the trademarks in any other applicable documents.

7. NO UNITARY OR COMPOSITE MARKS. Trademark Licensee agrees not to use any other trademark or service mark in close proximity to any of the Adobe Trademarks or combine the marks so as to effectively create a unitary composite mark (e.g., which may potentially give the public a misimpression of the relationship between Trademark Licensee, its licensees and Adobe) without the prior written approval of Adobe.

///End

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Draft #6 (March 28, 2000)              Page 40        Initials: PSIP___; SEC ___